UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 19, 2008

Options Media Group Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-147245	26-0444290
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

240 Old Federal Highway, Suite 100, Hallandale, Florida	33009
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 620-0242

Heavy Metal, Inc. 9457 215A Street Langley, British Columbia V1M 2A5 Canada
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

OPTIONS MEDIA GROUP HOLDINGS, INC.

Item  2.01 Completion of Acquisition or Disposition of Assets

On June 19, 2008, Heavy Metal, Inc., a Nevada corporation (“Heavy Metal”),  effected a 1-for 1.81481481481 forward stock split and changed its name to Options Media Group Holdings, Inc. (“Holdings”), pursuant to an Amended and Restated Articles of Incorporation filed with the Secretary of State of the State of Nevada.  The Amended and Restated Articles of Incorporation were approved by stockholders on June 18, 2008.

Merger

The Merger.  On June 23, 2008, Holdings entered into an Agreement of Merger and Plan of Reorganization (the “Merger Agreement”) by and among Holdings, Options Acquisition Sub, Inc., a privately held Delaware corporation (“Options”), Options Acquisition Corp., a newly formed, wholly owned Delaware subsidiary of Holdings (“Acquisition Sub”) and Customer Acquisition Network Holdings, Inc., a Delaware company and formerly the sole stockholder of Options (“CAN”).  Upon closing of the merger transaction contemplated under the Merger Agreement (the “Merger”), on June 23, 2008 Acquisition Sub merged with and into Options, and Options, as the surviving corporation, became a wholly owned subsidiary of Holdings.

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At the closing of the Merger, each share of Options’ common stock issued and outstanding immediately prior to the closing of the Merger was converted into the right to receive 12,500 shares of Holdings’ common stock and $4,000, payable in cash or pursuant to a secured promissory note or a combination thereof.  In the aggregate, following the closing, CAN, as Options’ sole stockholder, received  (i) 12,500,000 shares of Holdings’ common stock and (ii) $4,000,000, of which $3,000,000 was paid in cash and $1,000,000 was paid through the issuance by Holdings of a senior secured promissory note  to CAN.

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Immediately following the closing of the Merger, Holdings sold $3,940,500 of its Units in a private placement offering to accredited investors (the “Private Placement”), with each “Unit” consisting of one share of Holdings’ common stock and a three year detachable warrant to purchase 0.5 of one share of common stock at $0.50 per share, for a purchase price of $0.30 per Unit.  A portion of proceeds from the Private Placement were used to finance the cash portion of the purchase price under the Merger Agreement.

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Upon the closing of the Merger, David Harapiak resigned as the sole officer and director of Holdings, and simultaneously with the Merger a new board of directors and new officers were appointed for Holdings.  Holdings’ new board of directors consists of: Scott Frohman and Hakan Koyuncu. Holdings also appointed the following persons to serve as executive officers: Scott Frohman as Chief Executive Officer, President and Chairman, Adam Wasserman as Interim Chief Financial Officer and Hagai Shechter as Senior Vice President.

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Immediately following the Private Placement and the Merger, under the terms of an Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations, Holdings transferred all of its pre-Merger assets and liabilities to its wholly owned subsidiary, Heavy Metal Holdings, Inc., a Delaware corporation (“SplitCo”). Thereafter, pursuant to a stock purchase agreement, Holdings transferred all of the outstanding capital stock of SplitCo to David Harapiak in exchange for the cancellation of 18,148,148 shares of Holdings’ common stock held by such persons (the “Split-Off”), which left 12,250,000 shares of Holdings’ common stock held by persons who were stockholders of Holdings prior to the Merger. These 12,250,000 shares constituted Holdings’ “public float” prior to the Merger that will continue to represent the shares of Holdings’ common stock eligible for resale without further registration by the holders thereof, until such time as the applicability of Rule 144 or other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), or the effectiveness of a further registration statement under the Securities Act, permits additional sales of issued shares.

In connection with the Private Placement, we paid Ladenburg Thalmann & Co. Inc. a placement agent fee of $100,000 (equal to 10% of the aggregate purchase price of units sold to investors in the Private Placement through Ladenburg Thalmann & Co. Inc.).

The foregoing description of the Merger Agreement and Split-Off and related transactions does not purport to be complete and is qualified in its entirety by reference to the complete text of the (i) Merger Agreement filed as Exhibit 2.1 hereto, (ii) Stock Purchase Agreement, dated as of June 23, 2008, by and among Holdings and David Harapiak filed as Exhibit 10.1 hereto, (iii) Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations, dated as of June 23, 2008, by and between Holdings and Heavy Metal Holdings, Inc. filed as Exhibit 10.2 hereto, each of which is incorporated herein by reference.

The foregoing description of the Private Placement and related transactions does not purport to be complete and is qualified in its entirety by reference to the complete text of the (i) Form of Subscription Agreement filed as Exhibit 10.3 hereto and (ii) Form of Warrant issued pursuant to the Subscription Agreement filed as Exhibit 10.4 hereto.

Neither Options nor Holdings had any options or warrants to purchase shares of its capital stock outstanding immediately prior to the closing of the Merger.  Holdings has adopted, and its stockholders have approved, an equity incentive plan and reserved 8,000,000 shares of its common stock for issuance as incentive awards to officers, directors, employees and other qualified persons in the future. Immediately following the Merger, Holdings issued Scott Frohman under such plan (i) 2,250,000 shares of restricted stock, not subject to forfeiture (the “Management Stock Grant”) and (ii) options to purchase 2,500,000 shares of common stock at an exercise price of $0.30 per share, with such options vesting in 24 equal monthly installments.

Following (i) the closing of the Merger, (ii) the closing of the Private Placement for $3,940,500, (iii) Holdings’ cancellation of 18,148,148 shares in the Split-Off and (iv) the issuance of 2,250,000 shares of common stock to Scott Frohman under the Management Stock Grant, and (v) taking into account a 1-for 1.81481481481 forward stock-split of the Holdings shares that took place on June 19, 2008, there were 40,135,000 shares of Holdings’ common stock issued and outstanding.  Approximately 31.2% of such issued and outstanding shares were held by CAN, the former sole stockholder of Options, approximately 32.7% were held by the investors in the Private Placement, approximately 5.6% were held by Scott Frohman and approximatley 30.5% were held by our pre-Merger stockholders.

The shares of Holdings’ common stock issued to former holder of Options’ common stock in connection with the Merger, and the shares of Holdings’ common stock issued in the Private Placement, were not registered under the Securities Act, in reliance upon the exemption from registration provided by

Section 4(2) of the Securities Act and Regulation D promulgated under that section, which exempts transactions by an issuer not involving any public offering.  These securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.  Certificates representing these shares contain a legend stating the restrictions applicable to such shares.

Changes Resulting from the Merger.  Holdings intends to carry on Options’ business as its sole line of business.  Holdings has relocated its executive offices to 240 Old Federal Highway, Suite 100, Hallandale, Florida 33009 and its telephone number is (954) 620-0242.

The Merger and its related transactions were approved by CAN, Options’ sole stockholder, pursuant to written consents dated as of June 23, 2008.

Changes to the Board of Directors and Executive Officers.  Upon closing of the Merger, David Harapiak, the then-current sole officer and director of Holdings resigned and was replaced by new officers and directors.  Immediately following the closing of the Merger, Holdings’ board of directors was reconstituted to consist of Scott Frohman and Hakan Koyuncu.  Following the Merger, the following persons were appointed as Holdings’ executive officers:

•	Scott Frohman as Chief Executive Officer, President and Chairman of the Board;

•	Adam Wasserman as Interim Chief Financial Officer; and

•	Hagai Shechter as Senior Vice President.

All directors hold office for one-year terms until the election and qualification of their successors.  Officers are elected by the board of directors and serve at the discretion of the board.

Accounting Treatment. The Merger is being accounted for as a purchase method acquisition pursuant to Statement of Financial Accounting Standards No. 141 “Business Combinations”.  Accordingly, the purchase price will be allocated to the fair value of the assets acquired and liabilities assumed.  Options Media Group Holdings, Inc. is the acquirer for accounting purposes and Options is the acquired company.

Tax Treatment.  The Split-Off will result in taxable income to Holdings in an amount equal to the difference between the fair market value of the assets transferred and Holdings’ tax basis in the assets.  Any gain recognized will be subject to federal income tax at regular corporate income tax rates.

Description of Our Company

Heavy Metal was incorporated in the State of Nevada on June 27, 2007 to serve as a mineral exploration company focused on the acquisition and development of a portfolio of uranium properties. On June 19, 2008, Heavy Metal changed its name to Options Media Group Holdings, Inc. and effectuated a 1-for 1.81481481481 forward stock-split.  Immediately following the Merger and the Private Placement, the existing assets and liabilities of Holdings were disposed of pursuant to the Split-Off.

Options was originally formed in Florida on February 22, 2000 under the name Options Newsletter, Inc. and is engaged in the design of custom email delivery solutions for commercial customers.  On January 4, 2008, Options Newsletter, Inc. merged with and into Options Acquisition Sub, Inc., a newly formed, wholly-owned Delaware subsidiary of CAN, with Options Acquisition Sub, Inc.

being the surviving corporation. After the Merger, Holdings succeeded to the business of Options as its sole line of business.

Description of Business

As used in this Current Report on Form 8-K, all references to the “Company,” “we,” “our” and “us” for periods prior to the closing of the Merger refer to Options, and for periods subsequent to the closing of the Merger refer to Holdings and its wholly owned subsidiary.

Overview

We provide on-demand e-mail marketing and e-mail list management for large volume marketers.  Our clients use our e-mail marketing product to more effectively and efficiently create, send and track professional and affordable permission-based e-mail marketing campaigns. With these campaigns, our clients can build stronger relationships with their customers, clients and members, increase sales and expand membership. Our e-mail marketing product incorporates a wide range of user-friendly tools to import and manage contact lists and intuitive reporting to track campaign effectiveness. In January 2008, we introduced an e-mail list management product that complements our e-mail marketing product and enables customers who upload e-mail lists to realize a profit at no cost to them by enabling us to send advertisements to the persons on their list.

Email Service Provider

Opportunity

Each month, companies generate hundreds of thousands of e-mail subscribers for their marketing efforts. Key benefits that drive adoption of e-mail marketing include the following:

•	E-mail marketing enables organizations to tailor messages to specific audiences and enables recipients to respond through links to websites.

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The cycle from concept through design and execution for e-mail marketing is much shorter than direct mail because there is no need to print and mail. Reducing cycle time allows organizations to rapidly respond to market conditions and opportunities.

•	E-mail marketing combines low cost with measurable responses leading to an attractive return on investment.

We also believe most existing alternatives for e-mail marketing are poorly suited to meet the needs of large volume marketers. In particular, general e-mail applications and services such as Microsoft Outlook®, America Online® or Microsoft Hotmail® are generally designed for one-to-one e-mails. They do not easily incorporate the formatting, graphics, and links necessary to produce professional-looking e-mail marketing campaigns. They also limit the number of recipients per e-mail and do not have the reporting capabilities to allow users to evaluate the effectiveness of their e-mail marketing campaigns. Finally, they do not provide regulatory compliance tools to assist the sender in complying with anti-spam requirements.

As a result, we believe there is an opportunity for an e-mail marketing solution tailored to the needs of large volume marketers. These users seek an affordable, easy-to-use e-mail marketing solution with a professional appearance and reliable performance.

Our Solution

We provide custom e-mail delivery solutions for large volume marketers with a convenient, effective and affordable way to communicate with their constituents. Our e-mail marketing product provides clients with the following features:

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ASP Solution. This feature provides our clients with access to software, hardware, bandwidth, and exclusive domains and IP addresses as well as the ability to upload and manage subscribers, review and upload campaigns and track results.

•	Stand-alone Software. For our clients that prefer to keep their marketing efforts in-house, we will install, set up, and maintain our software platform and then help that client manage the platform.

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Tracking and Reporting. These features enable our customers to review and analyze the overall effectiveness of a campaign by tracking and reporting aggregate information including how many emails were delivered, how many were opened, and which links were clicked on. These features also enable our customers to identify on an individual basis which contacts received an email, opened an email and clicked on particular links within the message.

•	Security and Privacy. We take great measure to protect our customers’ data, including their contact lists, and we do not share, sell or rent this information.

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Customer Support. We provide extensive free customer support to all customers, including strategy guidance, in-house solutions, including installation, setup, maintenance of the necessary software platform and platform management

We provide our email service provider product on an on-demand basis through a standard web browser. This model enables us to deploy and maintain a secure and scalable application that is easy for our clients to affordably implement. Our e-mail marketing clients pay a monthly subscription fee that generally ranges between $350 per month and $20,000 per month based on the amount of server space established for the client.

List Management

While the majority of our revenue is derived from our e-mail marketing product, our new e-mail list management product is a growing component of our business. Through our e-mail list management product, customers upload their email contact lists onto our servers for management. In particular, we can manage and market our customers’ lists and make them available to advertisers who are trying to reach customers similar to theirs. We generally split all revenue generated from a client’s e-mail list with that client on a 50/50 basis. We are committed to growing every client's list asset by applying effective list management strategies that have worked well in the past.

Lead Generation

While it no longer constitutes a material portion of our business, historically we generated revenue through a lead generation service in which we would e-mail client advertisements and would receive payment on a cost per lead generated basis. This segment of our business now constitutes less than 5% of our revenue.

Sales and Marketing

We acquire our clients principally through the efforts of our dedicated in-house sales team and through the sponsorship and attendance of various trade shows and conferences. In addition, our general brand awareness, word of mouth client referrals, press and general brand awareness initiative drive prospects to us.

Growth Strategy

Our objective is to grow our market leadership through the following strategies:

•	Acquire New Clients. We aggressively seek to continue to attract new clients by promoting the Options Media brand and encouraging more large volume mailers to try our products.

•	Increase In-House Sales Force. As of June 20, 2008, we had two in-house sales representatives. We seek to increase revenue by adding to our in-house sales force.

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Provide Additional Products. We plan to continue to invest in research and development to maintain our leadership position in e-mail marketing and to develop and provide our clients with complementary products that are easy-to-use, effective and affordable.  In particular, we are currently developing an advertising network that will be integrated into our e-mail marketing platform and will allow our clients to quickly and easily e-mail our offers to their subscribers.

Competition

The market for e-mail marketing vendors is fragmented, competitive and evolving. We believe the following are the principal competitive factors in the e-mail marketing market:

•	Product functionality, performance and reliability;

•	Integrated solutions;

•	Customer support;

•	Deliverability rates;

•	Ease of use; and

•	Cost

The email marketing market is divided into two segments—vendors who are focused on the small to medium size business market and vendors who are focused large scale e-mailers.  We primarily compete with vendors focused on large scale e-mailers.  Other vendors that are focused on the enterprise market include Acxiom Digital (a division of Acxiom Corporation), Alterian Inc., Epsilon Data Management LLC (a subsidiary of Alliance Data Systems Corporation), ExactTarget, Inc., Responsys Inc., Silverpop Systems Inc. and CheetahMail, Inc. (a subsidiary of Experian Group Limited).

While we do not generally compete with vendors focusing on small to medium businesses, we may face competition from them in the future.  Some of the vendors focused on small to medium size business market include: Vertical Response, Inc., Broadwick Corporation (iContact®, formerly Intellicontact), CoolerEmail, Inc., Got Corporation (Campaigner®), Emma, Inc., Lyris Technologies, Inc. and Topica Inc.

We may also face future competition in the email marketing market from new companies entering our market, which may include large, established companies, such as Microsoft Corporation, Google Inc. or Yahoo! Inc.  Barriers to entry into our market are relatively low, which allows new entrants to enter the market without significant impediments and large, established companies to develop their own competitive products or acquire or establish cooperative relationships with our competitors.

In addition, these companies may have significantly greater financial, technical, marketing and other resources than we do and may be able to devote greater resources to the development, promotion, sale and support of their products.  These potential competitors may be in a stronger position to respond quickly to new technologies and may be able to undertake more extensive marketing campaigns.  These competitors may have more extensive customer bases and broader customer relationships than we do. In addition, these competitors may have longer operating histories and greater name recognition than we do.  Moreover, if one or more of our competitors were to merge or partner with another of our competitors or a new market entrant, the change in competitive landscape could adversely affect our ability to compete effectively.

 Government Regulation

The Controlling the Assault of Non-Solicited Pornography and Marketing Act of 2003, or CAN-SPAM Act, establishes requirements for commercial email and specifies penalties for commercial email that violates the Act.  In addition, the CAN-SPAM Act gives consumers the right to require e-mailers to stop sending them commercial e-mail.

The CAN-SPAM Act, which became effective January 1, 2004, covers e-mail sent for the primary purpose of advertising or promoting a commercial product, service, or Internet web site. The Federal Trade Commission, a federal consumer protection agency, is primarily responsible for enforcing the CAN-SPAM Act, and the Department of Justice, other federal agencies, State Attorneys General, and ISPs also have authority to enforce certain of its provisions.

The CAN-SPAM Act’s main provisions include:

•	prohibiting false or misleading e-mail header information;

•	prohibiting the use of deceptive subject lines;

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ensuring that recipients may, for at least 30 days after an e-mail is sent, opt out of receiving future commercial e-mail messages from the sender, with the opt-out effective within 10 days of the request;

•	requiring that commercial e-mail be identified as a solicitation or advertisement unless the recipient affirmatively permitted the message; and

•	requiring that the sender include a valid postal address in the e-mail message.

The CAN-SPAM Act also prohibits unlawful acquisition of e-mail addresses, such as through directory harvesting, and transmission of commercial e-mails by unauthorized means, such as through relaying messages with the intent to deceive recipients as to the origin of such messages.

Violations of the CAN-SPAM Act’s provisions can result in criminal and civil penalties, including statutory penalties that can be based in part upon the number of e-mails sent, with enhanced penalties for commercial e-mailers who harvest e-mail addresses, use dictionary attack patterns to generate e-mail addresses, and/or relay e-mails through a network without permission.

The CAN-SPAM Act acknowledges that the Internet offers unique opportunities for the development and growth of frictionless commerce, and the CAN-SPAM Act was passed, in part, to enhance the likelihood that wanted commercial e-mail messages would be received.

The CAN-SPAM Act preempts, or blocks, most state restrictions specific to e-mail, except for rules against falsity or deception in commercial e-mail, fraud and computer crime. The scope of these exceptions, however, is not settled, and some states have adopted e-mail regulations that, if upheld, could impose liabilities and compliance burdens in addition to those imposed by the CAN-SPAM Act.

Moreover, some foreign countries, including the countries of the European Union, have regulated the distribution of commercial e-mail and the online collection and disclosure of personal information. Foreign governments may attempt to apply their laws extraterritorially or through treaties or other arrangements with U.S. governmental entities.

Our clients may be subject to the requirements of the CAN-SPAM Act, and/or other applicable state or foreign laws and regulations affecting e-mail marketing. If our clients’ e-mail campaigns are alleged to violate applicable e-mail laws or regulations and we are deemed to be responsible for such violations, or if we were deemed to be directly subject to and in violation of these requirements, we could be exposed to liability.

Our standard terms and conditions require our clients to comply with laws and regulations applicable to their e-mail marketing campaigns and to implement any required regulatory safeguards.

Employees

As of June 20, 2008, we employed a total of 10 employees. None of our employees is represented by a labor union and we believe that our relations with our employees are good.

Facilities

Our corporate headquarters, including our principal administrative, marketing, technical support and research and development departments, is located in Hallandale, Florida. We lease approximately 2,500 square feet at this location pursuant to a month-to-month lease from a company controlled by Hagai Shechter, our Senior Vice President and former President, for $5,500 per month through December 2008, which amount is subject to annual increases beginning in January 2009. No lease payments were made by us under this lease prior to May 2008.

Legal Proceedings

We are not currently subject to any legal proceedings. From time to time, we have been party to litigation matters arising in connection with the normal course of our business, none of which has or is expected to have a material adverse effect on us.

Forward-Looking Statements

This Current Report on Form 8-K and other written reports and oral statements made from time to time by the Company may contain so-called “forward-looking statements,” all of which are subject to risks and uncertainties.  Forward-looking statements can be identified by the use of words such as “expects,” “plans,” “will,” “forecasts,” “projects,” “intends,” “estimates,” and other words of similar meaning.  One can identify them by the fact that they do not relate strictly to historical or current facts.  These statements are likely to address the Company’s growth strategy, financial results and product and development programs.  One must carefully consider any such statement and should understand that many factors could cause actual results to differ from the Company’s forward looking statements.  Such risks and uncertainties include but are not limited to those outlined in the section entitled “Risk Factors” and other risks detailed from time to time in our filings with the SEC or otherwise.  These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not.  No forward looking statement can be guaranteed and actual future results may vary materially.

Information regarding market and industry statistics contained in this Current Report on Form 8-K is included based on information available to us that we believe is accurate.  It is generally based on industry and other publications that are not produced for purposes of securities offerings or economic analysis.  We have not reviewed or included data from all sources, and cannot assure investors of the accuracy or completeness of the data included in this Report.  Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services.  We do not assume any obligation to update any forward-looking statement.  As a result, investors should not place undue reliance on these forward-looking statements.

Management’s Discussion and Analysis of Financial Condition and Results of Operations for Options Acquisition Sub, Inc.

This discussion should be read in conjunction with the other sections of this Current Report on Form 8-K, including “Risk Factors,” “Description of Business” and the Financial Statements attached hereto as Item 9.01 and the related exhibits.  The various sections of this discussion contain a number of forward-looking statements, all of which are based on our current expectations and could be affected by the uncertainties and risk factors described throughout this Current Report on Form 8-K.  See “Forward-Looking Statements.” Our actual results may differ materially.

Recent Events

Prior to June 23, 2008, we were a public shell company, as defined by the Securities and Exchange Commission, without material assets or activities. On  June 23, 2008, we completed a merger, pursuant to which a wholly-owned subsidiary of ours merged with and into Options, with Options being the surviving company.  In connection with this merger, we discontinued our former business and succeeded to the business of Options as our sole line of business.  The merger is being accounted for as a purchase method acquisition pursuant to Statement of Financial Accounting Standards No. 141 “Business Combinations”.  Accordingly, the purchase price will be allocated to the fair value of the assets acquired and the liabilities assumed.  Options Media Group Holdings, Inc. is the acquirer for accounting purposes and Options is the acquired company.

Overview

We provide on-demand email marketing and email list management for large scale marketers.  Our customers use our email marketing product to more effectively and efficiently create, send and track professional and affordable permission-based email marketing campaigns. With these campaigns, our customers can build stronger relationships with their customers, clients and members, increase sales and expand membership. Our email marketing product incorporates a wide range of user-friendly tools to import and manage contact lists and intuitive reporting to track campaign effectiveness. In January 2008, Options introduced a list management service for advertisers looking to generate incremental revenues from their email customer lists.  These advertiser list owners license their lists to Options, and we then manage the lifetime value of those lists. Options generates revenues for list owners by sending 3rd party promotional and e-commerce offers to those licensed email lists.  Options does not charge list owners to manage their customer lists; revenue is split on a pre-determined revenue sharing basis.  Options also manages the sales, reporting, billing and collections on behalf of the list owner.

Characteristics of Our Revenues and Operating Costs and Expenses Results of Operations

We derive our revenue principally from being an email service provider and offering list management services. Our revenue is driven primarily from monthly subscription fees charged to our email marketing customers and from sharing revenues attained through the sending of 3rd party offers to our client’s email lists. Revenues derived from our list management services are typically shared on a 50%/50% basis with our email list clients. Our operating costs and expenses consist of server hosting and maintenance expenses, payroll and related costs, commissions, information technology services, advertising and rent.

Critical Accounting Policies

This discussion and analysis of our financial condition presented in this section is based upon our financial statements which have been prepared in accordance with accounting principles generally accepted in the United States.  The preparation of our financial statements and related disclosures requires us to make estimates, assumptions and judgments that affect the reported amount of assets, liabilities, revenue, costs and expenses, and related disclosures.  We believe that the estimates, assumptions and judgments involved in the accounting policies described below have the greatest potential impact on our financial statements and, therefore, consider these to be our critical accounting policies. On an ongoing basis, we evaluate our estimates and judgments, including those related to accrued expenses, allowance for accounts receivable and value of the contributed office space from Hagai Shechter, our Senior Vice President and former President. We based our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Accounts Receivable.  Accounts receivable are recorded at the invoiced amounts and are non-interest bearing. We maintain an allowance for doubtful accounts to reserve for potentially uncollectible receivables. We review the accounts receivable which are 30 days or more past due in order to identify specific customers with known disputes or collectability issues. In determining the amount of the reserve, we make judgments about the creditworthiness of significant customers based on ongoing credit evaluations.

 Property and Equipment. Property and equipment are stated at cost less accumulated depreciation. Depreciation is provided for on a straight-line basis over the estimated useful lives of the assets. Leasehold improvements are amortized over the shorter of the estimated useful lives or related lease terms. If there is no specified lease term, we amortize leasehold improvements over the estimated useful life.

Software. Purchased software is initially recorded at cost, which is considered to be fair value at the time of purchase. Amortization is provided for on a straight-line basis over the estimated useful lives of the assets of three years. Costs associated with upgrades and enhancements to existing Internal-use software that result in additional functionality are capitalized if they can be separated from maintenance costs, whereas costs for maintenance are expensed as incurred.

Revenue Recognition. We recognize revenue when the following criteria have been met: persuasive evidence of an arrangement exists, the fees are fixed or determinable, no significant company obligations remain, and collection of the related receivable is reasonably assured.

We, in accordance with Emerging Issues Task Force (“EITF”) Issue 99-9 “Reporting Revenue Gross as a Principal vs. Net as an Agent,” report revenues for transactions in which we are the primary obligor on a gross basis and revenues in which we act as an agent on and earn a fixed percentage of the sale on a net basis, net of related costs.  Credits or refunds are recognized when they are determinable and estimable.

The following policies reflect specific criteria for our various revenue streams:

Revenues for advertisements in our newsletter are recognized at the time the newsletter is emailed to subscribers.

Revenues for sending direct emails of customer advertisements to our owned database of email addresses are recognized at the time the customer’s advertisement is emailed to recipients by us.

Revenues from Email Service Provider (“ESP”)  activities which allow the customer to send the emails themselves, to our database of email addresses include a monthly fee charged for the customer’s right to send a fixed number of emails per month. ESP revenues are generally collected upfront from customers for service periods of one to six months. Thus, ESP revenues are deferred and recognized over the respective service period. Overage charges apply if the customer sends more emails in one month than is allowed per the contract. Accordingly, overage charges are accrued in the month of occurrence.

Revenue from list management services, which principally includes e-mail transmission services of third party promotional and e-commerce offers to a licensed email list, is recognized when Internet users visit and complete actions at an advertiser’s website. Revenue consists of the gross value in accordance with EITF 99-19 of billings to clients. We report these revenues gross because we are responsible for fulfillment of the service, have substantial latitude in setting price and assume the credit risk for the entire amount of the sale, and are responsible for the payment of all obligations incurred with advertiser email list owners. Cost of revenue from list management services are cost incurred to the email list owners with whom we’ve licensed such email list.

Income Taxes.  Income taxes are provided for tax effects of transactions reported in the financial statements and consist of income taxes currently due plus deferred income taxes related to timing differences between the basis of certain assets and liabilities for financial statements and income tax reporting.  Deferred taxes are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.  A valuation allowance for the net deferred tax assets is provided if, based upon the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

Results of Operations

Three-Months Ended March 31, 2008 Compared to the Three-Months Ended March 31, 2007.

Net Revenues. For the three months ended March 31, 2008, we recognized net revenues of $739,950 as compared to net revenues of $319,934 for the three months ended March 31, 2007, an increase of approximately $420,016 or 131%. For the three months ended March 31, 2008, advertising income increased by approximately $191,000. This increase is attributable primarily to an increase in the number of email marketing clients. Additionally, the increase in net revenues is attributable to an increase in list management revenues of approximately $220,000 for the three months ended March 31, 2008 which we did not have comparable revenues during the three months ended March 31, 2007.

Cost of Revenues.  Cost of revenues was $112,604 for the three months ended March 31, 2008 which we did not have comparable costs during the three months ended March 31, 2007. Cost of revenues are principally attributable to the list management business in which we share revenue with our list owner clients.

Operating Expenses.  Total operating expenses for the three months ended March 31, 2008 and 2007 were $1,072,988 and $258,314, respectively, and consisted of the following:

	March 31, 2008	March 31, 2007
Server hosting and maintenance	$355,349	$40,019
Payroll and related costs	234,290	43,680
Commissions	69,820	39,557
Information technology services	36,020	29,913
Advertising	3,920	31,502
Rent	17,942	13,860
Other general and administrative	355,647	59,783
Total	$1,072,988	$258,314

Server Hosting and Maintenance Expense. Server hosting and maintenance expenses for the three months ended March 31, 2008 were $355,349, an increase of approximately $315,000 or 788%, over server hosting and maintenance expenses of $40,019 for the three months ended March 31, 2007. This increase was primarily due to an increase in bandwidth needed for our increased number of large volume email marketing clients.

Payroll Expenses. Payroll expenses, which consist of payroll employer taxes, payroll processing fees and salaries for the three months ended March 31, 2008 totaled $234,290 as compared to $43,680 for the three months ended March 31, 2007, an increase of approximately $191,000 or 436%. This increase is primarily attributable to hiring additional employees.

Commissions Expenses.  Commissions expenses, which are calculated based upon a percentage of the revenue volume generated by our salespersons, totaled $69,820 for the three months ended March 31, 2008, as compared to $39,557 for the three months ended March 31, 2007, an increase of approximately $30,000 or 77%. This increase in commission expense reflects the effects of increased sales during the three months ended March 31, 2008.

Information Technology Services Expenses. Information technology services expenses, which includes consulting fees for continued expansion of our technological infrastructure, totaled $36,020 for the three months ended March 31, 2008, as compared to $29,913 for the three months ended March 31, 2007, an increase of approximately $6,100 or 20%. This increase is primarily attributable to additional costs to keep up with the needed service for our increased email marketing clients.

Advertising Expenses.  Advertising expenses represent our promotional expenses to generate leads. Advertising expenses totaled $3,920 for the three months ended March 31, 2008, as compared to $31,502 for the three months ended March 31, 2007, a decrease of approximately $28,000 or 88%.  This decrease is primarily attributable to a decrease in our advertising to generate leads as we are winding down our lead generation service.

Rent Expense.  Rent expenses totaled $17,942 for the three months ended March 31, 2008, as compared to $13,860 for the three months ended March 31, 2007, an increase of approximately $4,000 or 29%.  This increase is primarily attributable to an increase in common area maintenance expense.

Other general and administrative. Other general and administrative expenses, which consist of utilities, office supplies, office expenses, insurance, as well as travel, meals and entertainment and general operating expenses totaled $355,647 for the three months ended March 31, 2008, as compared to $59,783 for the three months ended March 31, 2007, an increase of approximately $296,000 or 495%.  This increase is primarily attributable to an increase in operations, continued expansion of our services and the expected overall growth in our business .

Income (loss) from Operations. Losses from operations totaled $445,642 for the three months ended March 31, 2008, as compared to income from operations $61,620 for the three months ended March 31, 2007, an increase of approximately $507,000 or 823%.

Interest Expense.  Interest expense totaled $524 for the three months ended March 31, 2008, as compared to $2,679 for the three months ended March 31, 2007, a decrease of approximately $2,000 or 80%.  The decrease is primarily attributable to a decrease in interest expense related to our line of credit. During the three months ended March 31, 2008, we fully repaid our line of credit with American Express.

Net Income (loss). We recorded net loss of $446,166 for the three months ended March 31, 2008 as compared to net income of $58,941 for the three months ended March 31, 2007.

Year Ended December 31, 2007 Compared to the Year Ended December 31, 2006.

Net Revenues. During the year ended December 31, 2007, we recognized net revenues of $1,819,060 as compared to net revenues of $957,613 during the year ended December 31, 2006, an increase of approximately $861,000 or 90%. This increase is attributable primarily to an increase in the number of email marketing clients during the year ended December 31, 2007, as compared to the same period in fiscal 2006.

Operating Expenses. Total operating expenses for the years ended December 31, 2007 and 2006 were $1,465,737 and $816,226, respectively, and consisted of the following:

	December 31, 2007	December 31, 2006
Server hosting and maintenance	$435,547	$89,768
Payroll and related costs	318,048	174,713
Commissions	184,577	138,711
Information technology services	100,309	71,216
Advertising	88,675	143,103
Rent	55,440	54,345
Other general and administrative	283,141	144,370
Total	$1,465,737	$816,226

Server Hosting and Maintenance Expense.  Server hosting and maintenance expenses for the year ended December 31, 2007 were $435,547, an increase of approximately $346,000 or 485%, over server hosting and maintenance expenses of $89,768 for the year ended December 31, 2006. This increase was primarily due to an increase in Internet bandwidth needed for our increased number of large volume email marketing clients.

Payroll and Related Costs.  Payroll and related costs, which consist of salaries, payroll related taxes, and payroll processing fees, for the year ended December 31, 2007 totaled $318,048 as compared to $174,713 for the year ended December 31, 2006, an increase of approximately $143,000 or  82%. This increase is primarily attributable to an increase in the salary of Hagai Shechter, our Senior Vice President and former President.

Commissions Expenses. Commissions expenses, which are calculated based upon a percentage of the revenue volume generated by our salespersons, totaled $184,577 for the year ended December 31, 2007, as compared to $138,711 for the year ended December 31, 2006, an increase of approximately $46,000 or 33%. The increase in commission expense reflects the effects of increased sales during the year ended December 31, 2007.

Information Technology Services Expenses. Information technology services expenses are cost associated with technology services which includes consulting fees for continued expansion of our technological infrastructure, totaled $100,309 for the year ended December 31, 2007, as compared to $71,216 for the year ended December 31, 2006, an increase of approximately $29,000 or  41%. This increase is primarily attributable to additional costs to keep up with the needed service for our increased email marketing clients.

Advertising Expense. Advertising expenses represent our promotional expenses to generate leads. Advertising expenses totaled $88,675 for the year ended December 31, 2007, as compared to $143,103 for the year ended December 31, 2006, a decrease of approximately $54,000 or 38%.  This decrease is primarily attributable to a decrease in advertising expense to generate leads as we wind down our lead generation service.

Rent Expenses. Rent expenses totaled $55,440 for the year ended December 31, 2007, as compared to $54,345 for the year ended December 31, 2006, an increase of approximately $1,000 or 2%.

Other general and administrative. Other general and administrative expenses, which consist of utilities, office supplies, office expenses, insurance, as well as travel, meals and entertainment and general operating expenses totaled $283,141 for the year ended December 31, 2007, as compared to $144,370 for the year ended December 31, 2006, an increase of approximately $139,000 or 96%.  This increase is primarily attributable to an increase in operations, continued expansion of our services and the expected overall growth in our business.

Income from Operation. Income from operations totaled $353,323 for the year ended December 31, 2007, as compared to $141,387 for the year ended December 31, 2006, an increase of approximately $212,000 or 150%.

Other Expense. Other expense totaled $13,730 for the year ended December 31, 2007, as compared to $8,623 for the year ended December 31, 2006, an increase of approximately $5,000 or 59%.  This increase is primarily attributable to an increase in interest expense on our line of credit and lease payments on our capital leases.

Net Income. We recorded net income of $339,593 for the year ended December 31, 2007, as compared to $132,764 for the year ended December 31, 2006.

Liquidity and Capital Resources

Recent Events.  In connection with the Merger, on June 23, 2008, we issued to CAN a senior secured promissory note in the amount of $1 million.  The note accrues interest at a rate of 10% per annum and matures on December 23, 2008.  The note is secured against all of our assets pursuant to a security agreement.

At March 31, 2008 we had cash and cash equivalents of $65,546. We have historically met our liquidity requirements from a variety of sources, including borrowings under credit facilities.

Line of Credit with American Express. In January 2007, we obtained a line of credit with American Express for a maximum amount of $22,500. On March 13, 2007, the line of credit was increased from $22,500 to $30,000. The line of credit bears interest equal to prime (adjusted monthly)

plus 2.99% and is considered revolving debt. The overall interest rate was 10.49% at March 31, 2008. The line of credit requires minimum monthly payments consisting of interest only, based on the average outstanding daily balance. The balance due on the line of credit as of March 31, 2008 was $0 and $30,000 unused and available, respectively. The line of credit is unsecured and is personally guaranteed by Hagai Shechter, our Senior Vice President and former President.

Net Cash Provided by/Used in Operations. Net cash used in operating activities totaled $220,864 for the three months ended March 31, 2008 and was primarily  attributable to our net losses of $446,166, offset by depreciation of $9,869,  amortization of $87,449, bad debt expense of $4,800 and changes in assets and liabilities of $123,184, which includes $(120,825) of accounts receivable, $2,843 of prepaid expenses, $(21,994) of other current assets, $160,680 of accounts payable, $94,228 of accrued expenses, and $8,252 of deferred revenue. Net cash provided by operating activities totaled $47,986 for the three months ended March 31, 2007 and was primarily attributable to our net income of $58,941, offset by depreciation of $4,143,  amortization of $4,908, in-kind contribution of $13,860 and offset by changes in assets and liabilities of $33,866, which includes $(3,584) of accounts receivable, $(22,431) of accounts payable, $1,605 of accrued expenses, and $(9,456) of deferred revenue.

Net Cash Used In Investing. Net cash used in investing activities was $42,585 for the three months ended March 31, 2008 as compared to $38,336 for the three months ended March 31, 2007. This increase was primarily attributable to the purchase of property and equipment.

Net Cash Provided By/Used in Financing Activities. Net cash provided by financing activities was $287,571 for the three months ended March 31, 2008 as compared to net cash used in financing activities of $49,133 for the three months ended March 31, 2007. For the three months ended March 31, 2008, we received advances from related party – parent of $304,850 offset by repayments on our line of credit and capital leases of $17,279. For the three months ended March 31, 2007, we received proceeds from our line of credit of $49,444, offset by repayments on capital leases of $2,335 and distributions to stockholders of $96,242.

Off-Balance Sheet Arrangements

We did not engage in any off-balance sheet arrangements during the fiscal years ended December 31, 2007 and 2006 or the three month period ended March 31, 2008.

New Accounting Pronouncements

In April 2008, FASB Staff Position No. 142-3, Determination of the Useful Life of Intangible Assets (FSP 142-3) was issued. This standard amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under FASB Statement No. 142, Goodwill and Other Intangible Assets. FSP 142-3 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Early adoption is prohibited. We have not determined the impact on its financial statements of this accounting standard.

In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities (“SFAS 161”). This statement requires companies to provide enhanced disclosures about (a) how and why they use derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect a company’s financial position, financial performance, and cash flows. SFAS 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. We will adopt the new disclosure requirements on or before the required effective date and thus will provide additional disclosures in its consolidated financial statements when adopted.

On January 1, 2008, we adopted the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 157, “Fair Value Measurements” (“SFAS 157”). SFAS 157 defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value and expands disclosure of fair value measurements. In February 2008, the Financial Accounting Standards Board (“FASB”) issued FASB Staff Position, “FSP FAS 157-2—Effective Date of FASB Statement No. 157” (“FSP 157-2”), which delays the effective date of SFAS 157 for one year for certain nonfinancial assets and nonfinancial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually). Excluded from the scope of SFAS 157 are certain leasing transactions accounted for under SFAS No. 13, “Accounting for Leases.” The exclusion does not apply to fair value measurements of assets and liabilities recorded as a result of a lease transaction but measured pursuant to other pronouncements within the scope of SFAS 157. We do not expect that the adoption of the provisions of FSP 157-2 will have a material impact on its consolidated financial position, cash flows or results of operations.

In December 2007, the FASB issued SFAS No. 141 (revised 2007), “Business Combinations” (“SFAS 141R”). SFAS 141R requires that upon initially obtaining control, an acquirer will recognize 100% of the fair values of acquired assets, including goodwill, and assumed liabilities, with only limited exceptions, even if the acquirer has not acquired 100% of its target. Additionally, contingent consideration arrangements will be fair valued at the acquisition date and included on that basis in the purchase price consideration and transaction costs will be expensed as incurred. SFAS 141R also modifies the recognition for pre-acquisition contingencies, such as environmental or legal issues, restructuring plans and acquired research and development value in purchase accounting. SFAS 141R amends SFAS No. 109, “Accounting for Income Taxes,” to require the acquirer to recognize changes in the amount of its deferred tax benefits that are recognizable because of a business combination either in income from continuing operations in the period of the combination or directly in contributed capital, depending on the circumstances. SFAS 141R is effective for business combinations for which the acquisition date is on or after January 1, 2009. The impact of adopting SFAS 141R will be dependent on the future business combinations that we may pursue after its effective date.

In December 2007, the FASB issued SFAS No. 160, “Non-controlling Interests in Consolidated Financial Statements” (“SFAS 160”). This Statement amends Accounting Research Bulletin No. 51, “Consolidated Financial Statements,” to establish accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. SFAS 160 is required to be adopted simultaneously with SFAS 141R and is effective for us on January 1, 2009. We do not currently have any non-controlling interests in our subsidiaries, and accordingly, the adoption of SFAS 160 is not expected to have a material impact on our consolidated financial position, cash flows or results of operations.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on our financial statements upon adoption.

Risk Factors

There are numerous and varied risks, known and unknown, that may prevent us from achieving our goals.  If any of these risks actually occur, our business, financial condition or results of operation may be materially adversely affected.  In such case, the trading price of our common stock could decline and investors could lose all or part of their investment.

Risks Related to our Business And Industry

If we are unable to attract new customers and retain existing customers on a cost-effective basis, our business and results of operations will be affected adversely.

To continue to grow our business, we will need to attract and retain new customers on a cost-effective basis, many of whom have not previously used an email marketing service. We rely on a variety of methods to attract new customers, such as sponsoring industry trade shows  and our dedicated in-house sales force. In addition, we are committed to providing our customers with a high level of support. As a result, we believe many of our new customers are referred to us by existing customers. If we are unable to use any of our current marketing initiatives or the costs of such initiatives were to significantly increase or our efforts to satisfy our existing customers are not successful, we may not be able to attract new customers or retain existing customers on a cost-effective basis and, as a result, our revenue and results of operations would be affected adversely.

Our current and future indebtedness could adversely affect our financial health, limit our cash flow available to invest in the ongoing needs of our business, limit our operating flexibility and adversely affect the rights of holders of our common stock.

In connection with the consummation of the merger, on June 23, 2008, we issued to CAN a 10% senior secured promissory note in the amount of $1 million. We also granted to CAN a first priority lien in all of our assets to secure the note. We may incur additional debt from time to time to finance working capital, capital expenditures and other general corporate purposes. Our common stock ranks junior in right of payment to all of our existing and future liabilities. Our indebtedness could have important consequences to the holders of our common stock. Our business may not generate sufficient cash to repay outstanding debt. In the event of a bankruptcy, liquidation or winding-up, we may not have sufficient remaining assets to repay the amounts due on our obligations, resulting in no funds remaining for the holders of our common stock.

Our substantial debt could have important consequences to you. For example, it could:

•	make us vulnerable to general adverse economic and industry conditions;

•	limit our ability to obtain additional financing for working capital, capital expenditures, product development efforts and other general corporate requirements;

•	expose us to interest rate fluctuations;

•	require us to dedicate a substantial portion of our cash flow from operations to payments on our debt, thereby reducing the availability of our cash flow for operations and other purposes;

•	limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate; and

•	place us at a competitive disadvantage compared to competitors that may have proportionately less debt.

In addition, our ability to make scheduled payments or refinance our obligations depends on our successful financial and operating performance. Our operating performance may not be able to generate sufficient cash flow, or our capital resources may not be sufficient to permit payment of our debt obligations in the future. Our financial and operating performance, cash flow and capital resources depend upon prevailing economic conditions and certain financial, business and other factors, many of which are beyond our control.

If our cash flow and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay scheduled expansion and capital expenditures, sell material assets or operations, obtain additional capital or restructure our debt. In the event that we are required to dispose of material assets or operations or restructure our debt to meet our debt service and other obligations, it may have an adverse effect on our business and the price of our common stock.

We may incur substantial additional indebtedness in the future. Our incurrence of additional indebtedness would intensify the risks described above.

The instruments governing our indebtedness contains various covenants limiting the discretion of our management in operating our business.

Our note and security agreement contains various restrictive covenants that limit the discretion of management in operating our business. In particular, these agreements limit their ability to, among other things:

•	incur additional debt or guarantee obligations; or

•	grant liens on assets;

If we fail to comply with the restrictions in our note, it could result in a default and allow CAN to accelerate the related debt and to exercise its remedies thereunder, including the right to declare the principal amount of such debt, together with accrued and unpaid interest and other related amounts, immediately due and payable, to exercise any remedies CAN may have to foreclose on any of our assets that are subject to liens securing such debt. This may have an adverse effect on our business and the price of our common stock.

We will need to raise additional capital in the future, and if we are unable to secure adequate funds on terms acceptable to us, we may be unable to execute our business plan.

 We believe that our current cash balances will not be sufficient to fund planned expenditures. In the future, we will need to raise additional funds through the issuance of equity or debt securities, or a combination thereof, in the public or private markets in order to continue operations. Additional financing opportunities may not be available, or if available, may not be on favorable terms. The availability of financing opportunities will depend, in part, on market conditions, and the outlook for our company. Any future equity financing would result in substantial dilution to our stockholders. If we raise additional funds by issuing debt, we may be subject to limitations on our operations, through debt covenants or other restrictions. If adequate and acceptable financing is not available, we may have to delay development or commercialization of certain of our products. We may also reduce our marketing or other resources devoted to our products. Any of these options could reduce our ability to successfully execute our business plan.

U.S. federal legislation entitled Controlling the Assault of Non-Solicited Pornography and Marketing Act of 2003 imposes certain obligations on the senders of commercial emails, which could minimize the effectiveness of our email marketing product, and establishes financial penalties for non-compliance, which could increase the costs of our business.

 In December 2003, Congress enacted Controlling the Assault of Non-Solicited Pornography and Marketing Act of 2003, or the CAN-SPAM Act, which establishes certain requirements for commercial email messages and specifies penalties for the transmission of commercial email messages that are intended to deceive the recipient as to source or content. The CAN-SPAM Act, among other things, obligates the sender of commercial emails to provide recipients with the ability to opt out of receiving future emails from the sender. In addition, some states have passed laws regulating commercial email practices that are significantly more punitive and difficult to comply with than the CAN-SPAM Act, particularly Utah and Michigan, which have enacted do-not-email registries listing minors who do not wish to receive unsolicited commercial email that markets certain covered content, such as adult or other harmful products. Some portions of these state laws may not be preempted by the CAN-SPAM Act. The ability of our customers’ constituents to opt out of receiving commercial emails may minimize the effectiveness of our email marketing product. Moreover, non-compliance with the CAN-SPAM Act carries significant financial penalties. If we were found to be in violation of the CAN-SPAM Act, applicable state laws not preempted by the CAN-SPAM Act, or foreign laws regulating the distribution of commercial email, whether as a result of violations by our customers or if we were deemed to be directly subject to and in violation of these requirements, we could be required to pay penalties, which would adversely affect our financial performance and significantly harm our reputation and our business. We also may be required to change one or more aspects of the way we operate our business, which could impair our ability to attract and retain customers or increase our operating costs.

Evolving regulations concerning data privacy may restrict our customers’ ability to solicit, collect, process and use data necessary to conduct email marketing campaigns or to send surveys and analyze the results or may increase their costs, which could harm our business.

Federal, state and foreign governments have enacted, and may in the future enact, laws and regulations concerning the solicitation, collection, processing or use of consumers’ personal information. Such laws and regulations may require companies to implement privacy and security policies, permit users to access, correct and delete personal information stored or maintained by such companies, inform individuals of security breaches that affect their personal information, and, in some cases, obtain individuals’ consent to use personal information for certain purposes. Other proposed legislation could, if enacted, prohibit the use of certain technologies that track individuals’ activities on web pages or that record when individuals click through to an Internet address contained in an email message. Such laws and regulations could restrict our customers’ ability to collect and use email addresses, page viewing data, and personal information, which may reduce demand for our products.

As Internet commerce develops, federal, state and foreign governments may draft and propose new laws to regulate Internet commerce, which may negatively affect our business.

As Internet commerce continues to evolve, increasing regulation by federal, state or foreign governments becomes more likely. Our business could be negatively impacted by the application of existing laws and regulations or the enactment of new laws applicable to email marketing. The cost to comply with such laws or regulations could be significant and would increase our operating expenses, and we may be unable to pass along those costs to our customers in the form of increased subscription fees. In addition, federal, state and foreign governmental or regulatory agencies may decide to impose taxes on services provided over the Internet or via email. Such taxes could discourage the use of the Internet and email as a means of commercial marketing, which would adversely affect the viability of our products.

In the event we are unable to minimize our loss of existing customers or to grow our customer base by adding new customers, our operating results will be adversely affected.

Our growth strategy requires us to minimize the loss of our existing customers and grow our customer base by adding new customers. Customers cancel their accounts for many reasons, including a perception that they do not use our product effectively, the service is a poor value and they can manage their email campaigns without our product. In some cases, we terminate an account because the customer fails to comply with our standard terms and conditions. We must continually add new customers to replace customers whose accounts are cancelled or terminated, which may involve significantly higher marketing expenditures than we currently anticipate. If too many of our customers cancel our service, or if we are unable to attract new customers in numbers sufficient to grow our business, our operating results would be adversely affected.

As we expand our customer base through our marketing efforts, our new customers may use our products differently than our existing customers and, accordingly, our business model may not be as efficient at attracting and retaining new customers.

As we expand our customer base, our new customers may use our products differently than our existing customers. If our new customers are not as loyal as our existing customers, our attrition rate will increase and our customer referrals will decrease, which would have an adverse effect on our results of operations. In addition, as we seek to expand our customer base, we expect to increase our marketing budget in order to attract new customers, which will increase our operating costs. There can be no assurance that these marketing efforts will be successful.

The market in which we participate is competitive and, if we do not compete effectively, our operating results could be harmed.

The market for our products is competitive and rapidly changing, and the barriers to entry are relatively low. With the introduction of new technologies and the influx of new entrants to the market, we expect competition to persist and intensify in the future, which could harm our ability to increase sales and maintain our prices.

Our principal competitors include Acxiom Digital (a division of Acxiom Corporation), Alterian Inc., Epsilon Data Management LLC (a subsidiary of Alliance Data Systems Corporation), ExactTarget, Inc., Responsys Inc., Silverpop Systems Inc. and CheetahMail, Inc. (a subsidiary of Experian Group Limited), as well as the in-house information technology capabilities of prospective customers. Competition could result in reduced sales, reduced margins or the failure of our email marketing product to achieve or maintain more widespread market acceptance, any of which could harm our business. In addition, there are a number of other vendors that are focused on providing email marketing products for smaller organizations, including Constant Contact, Inc., Vertical Response, Inc., Broadwick Corporation (iContact®, formerly Intellicontact), CoolerEmail, Inc., Emma, Inc., Got Corporation (Campaigner®), Lyris Technologies, Inc. and Topica Inc. We may face additional future competition from other e-mail providers, including vendors serving smaller customers, if they determine that our target market presents an opportunity for them. Finally, in the future, we may experience competition from Internet Service Providers, or ISPs, advertising and direct marketing agencies and other large established businesses, such as Microsoft Corporation, Google Inc. or Yahoo! Inc., possessing large, existing customer bases, substantial financial resources and established distribution channels. If these companies decide to develop, market or resell competitive email marketing products, acquire one of our existing competitors or form a strategic alliance with one of our competitors, our ability to compete effectively could be significantly compromised and our operating results could be harmed. In addition, one or more of these ISPs or other businesses could decide to offer a competitive email marketing product at no cost or low cost in order to generate revenue as part of a larger product offering.

Our current and potential competitors may have significantly more financial, technical, marketing and other resources than we do and may be able to devote greater resources to the development, promotion, sale and support of their products. Our potential competitors may have more extensive customer bases and broader customer relationships than we have. In addition, these companies may have longer operating histories and greater name recognition than we have. These competitors may be better able to respond quickly to new technologies and to undertake more extensive marketing campaigns. If we are unable to compete with such companies, the demand for our services could substantially decline.

If the delivery of our customers’ emails is limited or blocked, the fees we may be able to charge for our email marketing product may not be accepted by the market and customers may cancel their accounts.

 ISPs can block emails from reaching their users. Recent releases of ISP software and the implementation of stringent new policies by ISPs make it more difficult to deliver our customers’ emails. If ISPs materially limit or halt the delivery of our customers’ emails, or if we fail to deliver our customers’ emails in a manner compatible with ISPs’ email handling or authentication technologies, then the fees we charge for our email marketing product may not be accepted by the market, and customers may cancel their accounts.

Competition for our employees is intense, and we may not be able to attract and retain the highly skilled employees whom we need to support our business.

Competition for highly skilled technical and marketing personnel is extremely intense, and we continue to face difficulty identifying and hiring qualified personnel in many areas of our business. We may not be able to hire and retain such personnel at compensation levels consistent with our existing compensation and salary structure. Many of the companies with which we compete for experienced employees have greater resources than we have and may be able to offer more attractive terms of employment. In particular, candidates making employment decisions, particularly in high-technology industries, often consider the value of any equity they may receive in connection with their employment. Any significant volatility in the price of our stock may adversely affect our ability to attract or retain highly skilled technical and marketing personnel.

 In addition, we invest significant time and expense in training our employees, which increases their value to competitors who may seek to recruit them. If we fail to retain our employees, we could incur significant expenses in hiring and training their replacements and the quality of our services and our ability to serve our customers could diminish, resulting in a material adverse effect on our business.

If we fail to promote and maintain our brand in a cost-effective manner, we may lose market share and our revenue may decrease.

We believe that developing and maintaining awareness of the Options Media brand in a cost-effective manner is critical to achieving widespread acceptance of our existing and future products and attracting new customers. Furthermore, we believe that the importance of brand recognition will increase as competition in our industry increases. Successful promotion of our brand will depend largely on the effectiveness of our marketing efforts and the effectiveness and affordability of our products for our target customer demographic. Historically, our efforts to build our brand have involved significant expense, and it is likely that our future marketing efforts will require us to incur additional significant expenses. Such brand promotion activities may not yield increased revenue and, even if they do, any revenue increases may not offset the expenses we incur to promote our brand. If we fail to successfully promote and maintain our brand, or if we incur substantial expenses in an unsuccessful attempt to promote and maintain our brand, we may lose our existing customers to our competitors or be unable to attract new customers, which would cause our revenue to decrease.

The success of our business depends on the continued growth and acceptance of email as a communications tool, and the related expansion and reliability of the Internet infrastructure. If consumers do not continue to use email, demand for our email marketing products may decline.

The future success of our business depends on the continued and widespread adoption of email as a primary means of communication. Security problems such as “viruses,” “worms” and other malicious programs or reliability issues arising from outages and damage to the Internet infrastructure could create the perception that email is not a safe and reliable means of communication, which would discourage consumers from using email. Consumers’ use of email also depends on the ability of ISPs to prevent unsolicited bulk email, or “spam,” from overwhelming consumers’ inboxes. In recent years, ISPs have developed new technologies to filter unwanted messages before they reach users’ inboxes. In response, spammers have employed more sophisticated techniques to reach consumers’ inboxes. Although companies in the anti-spam industry have started to address the techniques used by spammers, if security problems become widespread or frequent or if ISPs cannot effectively control spam, the use of email as a means of communication may decline as consumers find alternative ways to communicate. Any decrease in the use of email would reduce demand for our email marketing product and harm our business.

Various private spam blacklists have in the past interfered with, and may in the future interfere with, the effectiveness of our products and our ability to conduct business.

We depend on email to market to and communicate with our customers, and our customers rely on email to communicate with their constituents. Various private entities attempt to regulate the use of email for commercial solicitation. These entities often advocate standards of conduct or practice that significantly exceed current legal requirements and classify certain email solicitations that comply with current legal requirements as spam. Some of these entities maintain “blacklists” of companies and individuals, and the websites, ISPs and Internet protocol addresses associated with those entities or individuals, that do not adhere to those standards of conduct or practices for commercial email solicitations that the blacklisting entity believes are appropriate. If a company’s Internet protocol addresses are listed by a blacklisting entity, emails sent from those addresses may be blocked if they are sent to any Internet domain or Internet address that subscribes to the blacklisting entity’s service or purchases its blacklist.

Some of our Internet protocol addresses currently are listed with one or more blacklisting entities and, in the future, our Internet protocol addresses may also be listed with these and other blacklisting entities. There can be no guarantee that we will not continue to be blacklisted or that we will be able to successfully remove ourselves from those lists. Blacklisting of this type could interfere with our ability to market our products and services and communicate with our customers and could undermine the effectiveness of our customers’ email marketing campaigns, all of which could have a material negative impact on our business and results of operations.

Any efforts we may make in the future to promote our services to market segments other than large organizations or to expand our product offerings beyond email marketing may not succeed.

To date, we have largely focused our business on providing our email marketing product for large scale e-mailers, but we may in the future seek to serve other market segments and expand our service offerings. During 2008, we introduced our list management product, which enables customers to receive a share of the fees we receive for marketing products and services to persons listed in the email databases such customers upload on to our servers. Any efforts to expand beyond the large organization market or to introduce new products beyond our email marketing product, including our list management product, may not result in significant revenue growth, may divert management resources from our existing operations and require us to commit significant financial resources to an unproven business, which may harm our financial performance.

Our customers’ use of our products to transmit negative messages or website links to harmful applications could damage our reputation, and we may face liability for unauthorized, inaccurate or fraudulent information distributed via our products.

Our customers could use our email marketing product to transmit negative messages or website links to harmful applications, reproduce and distribute copyrighted material without permission, or report inaccurate or fraudulent data. Any such use of our products could damage our reputation and we could face claims for damages, copyright or trademark infringement, defamation, negligence or fraud. Moreover, our customers’ promotion of their products and services through our email marketing product may not comply with federal, state and foreign laws. We cannot predict whether our role in facilitating these activities would expose us to liability under these laws.

Even if claims asserted against us do not result in liability, we may incur substantial costs in investigating and defending such claims. If we are found liable for our customers’ activities, we could be required to pay fines or penalties, redesign business methods or otherwise expend resources to remedy any damages caused by such actions and to avoid future liability.

Our existing general liability insurance may not cover all potential claims to which we are exposed or may not be adequate to indemnify us for all liabilities that may be imposed. Any imposition of liability that is not covered by insurance or is in excess of insurance coverage would increase our operating losses and reduce our net worth and working capital.

If we fail to enhance our existing products or develop new products, our products may become obsolete or less competitive and we could lose customers.

If we are unable to enhance our existing products or develop new products that keep pace with rapid technological developments and meet our customers’ needs, our business will be harmed. Creating and designing such enhancements and new products entail significant technical and business risks and require substantial expenditures and lead-time, and there is no guarantee that such enhancements and new products will be completed in a timely fashion. Nor is there any guarantee that any new product offerings will gain widespread acceptance among our email marketing customers or by the broader market. For example, our existing email marketing customers may not view any new product as complementary to our email product offerings and therefore decide not to purchase such product. If we cannot enhance our existing services or develop new products or if we are not successful in selling such enhancements and new products to our customers, we could lose customers or have difficulty attracting new customers, which would adversely impact our financial performance.

Our anticipated growth could strain our personnel resources and infrastructure, and if we are unable to implement appropriate controls and procedures to manage that growth, we may not be able to successfully implement our business plan.

We are currently experiencing a period of rapid growth in our headcount and operations, which has placed, and will continue to place, to the extent that we are able to sustain such growth, a significant strain on our management and our administrative, operational and financial reporting infrastructure.

Our success will depend in part on the ability of our senior management to manage this anticipated growth effectively. To do so, we must continue to hire, train and manage new employees as needed. If our new hires perform poorly, or if we are unsuccessful in hiring, training, managing and integrating these new employees, or if we are not successful in retaining our existing employees, our business may be harmed. To manage the anticipated growth of our operations and personnel, we will need to continue to improve our operational and financial controls and update our reporting procedures and systems, which will include installing a new billing system. The expected addition of new employees and the capital investments that we believe will be necessary to manage our anticipated growth will increase our cost base, which will make it more difficult for us to offset any future revenue shortfalls by reducing expenses in the short term. If we fail to successfully manage our anticipated growth, we will be unable to execute our business plan.

If we fail to retain our key personnel, we may not be able to achieve our anticipated level of growth and our business could suffer.

Our future depends, in part, on our ability to attract and retain key personnel. Our future also depends on the continued contributions of our executive officers and other key technical personnel, each of whom would be difficult to replace. In particular, Scott Frohman, Chief Executive Officer, President and Chairman of the Board, and Hagai Shechter, our Senior Vice President, are critical to the management of our business and operations and the development of our strategic direction. The loss of the services of Messrs. Frohman or Shechter or other executive officers or key personnel and the process to replace any of our key personnel would involve significant time and expense and may significantly delay or prevent the achievement of our business objectives.

Any significant disruption in service on our website or in our computer systems, or in our customer support services, could reduce the attractiveness of our products and result in a loss of customers.

The satisfactory performance, reliability and availability of our technology and our underlying network infrastructure are critical to our operations, level of customer service, reputation and ability to attract new customers and retain existing customers. Our system hardware is co-located at third-party hosting facilities throughout the United States. None of the operators of these co-located facilities guarantees that our customers’ access to our products will be uninterrupted, error-free or secure. Our operations depend on the ability of the operators of these facilities to protect their and our systems in their facilities against damage or interruption from natural disasters, power or telecommunications failures, air quality, temperature, humidity and other environmental concerns, computer viruses or other attempts to harm our systems, criminal acts and similar events. In the event that our arrangement with any of the operators of our co-located facilities is terminated, or there is a lapse of service or damage to their facilities, we could experience interruptions in our service as well as delays and additional expense in arranging new facilities. In addition, our customer support services, which are currently located only at our headquarters, would experience interruptions as a result of any disruption of electrical, phone or any other similar facility support services. Any interruptions or delays in access to our products or customer support, whether as a result of third-party error, our own error, natural disasters or security breaches, whether accidental or willful, could harm our relationships with customers and our reputation. Also, in the event of damage or interruption, our insurance policies may not adequately compensate us for any losses that we may incur. These factors could damage our brand and reputation, divert our employees’ attention, reduce our revenue, subject us to liability and cause customers to cancel their accounts, any of which could adversely affect our business, financial condition and results of operations.

Our disaster recovery systems do not provide real time backup, have not been tested under actual disaster conditions and may not have sufficient capacity to recover all data and services in the event of an outage at our co-located facilities. In the event of a disaster in which a facility is irreparably damaged or destroyed, we would experience interruptions in access to our products. Moreover, our headquarters, and our co-located facilities are located far from each other and may be equally or more affected by any regional disaster. Any or all of these events could cause our customers to lose access to our products.

If the security of our customers’ confidential information stored in our systems is breached or otherwise subjected to unauthorized access, our reputation may be harmed, we may be exposed to liability and we may lose the ability to offer our customers a credit card payment option.

Our system stores our customers’ proprietary email distribution lists, credit card information and other critical data. Any accidental or willful security breaches or other unauthorized access could expose us to liability for the loss of such information, time-consuming and expensive litigation and other possible liabilities as well as negative publicity. If security measures are breached because of third-party action, employee error, malfeasance or otherwise, or if design flaws in our software are exposed and exploited, and, as a result, a third party obtains unauthorized access to any of our customers’ data, our relationships with our customers will be severely damaged, and we could incur significant liability. Because techniques used to obtain unauthorized access or to sabotage systems change frequently and generally are not recognized until they are launched against a target, we and our third-party hosting facilities may be unable to anticipate these techniques or to implement adequate preventative measures. In addition, many states, including Massachusetts, have enacted laws requiring companies to notify individuals of data security breaches involving their personal data. These mandatory disclosures regarding a security breach often lead to widespread negative publicity, which may cause our customers to lose confidence in the effectiveness of our data security measures. Any security breach, whether actual or perceived, would harm our reputation, and we could lose customers.

If we fail to maintain compliance with the data protection policy documentation standards adopted by the major credit card issuers, we could lose our ability to offer our customers a credit card payment option. Any loss of our ability to offer our customers a credit card payment option would make our products less attractive to many customers by negatively impacting our customer experience and significantly increasing our administrative costs related to customer payment processing.

We rely on third-party computer hardware and software that may be difficult to replace or that could cause errors or failures of our service.

We rely on computer hardware purchased and software licensed from third parties in order to offer our products, including hardware from such large vendors as International Business Machines Corporation, Dell Computer Corporation, Sun Microsystems, Inc. and EMC Corporation. This hardware and software may not continue to be available on commercially reasonable terms, or at all. If we lose the right to use any of this hardware or software or such hardware or software malfunctions, our customers could experience delays or be unable to access our services until we can obtain and integrate equivalent technology or repair the cause of the malfunctioning hardware or software. Any delays or failures associated with our services could upset our customers and harm our business.

If we are unable to protect the confidentiality of our unpatented proprietary information, processes and know-how and our trade secrets, the value of our technology and products could be adversely affected.

We rely upon unpatented proprietary technology, processes and know-how and trade secrets. Although we try to protect this information in part by executing confidentiality agreements with our employees, consultants and third parties, such agreements may offer only limited protection and may be breached. Any unauthorized disclosure or dissemination of our proprietary technology, processes and know-how or our trade secrets, whether by breach of a confidentiality agreement or otherwise, may cause irreparable harm to our business, and we may not have adequate remedies for any such breach. In addition, our trade secrets may otherwise be independently developed by our competitors or other third parties. If we are unable to protect the confidentiality of our proprietary information, processes and know-how or our trade secrets are disclosed, the value of our technology and services could be adversely affected, which could negatively impact our business, financial condition and results of operations.

Our use of open source software could impose limitations on our ability to commercialize our products.

We incorporate open source software into our products. Although we monitor our use of open source software closely, the terms of many open source licenses to which we are subject have not been interpreted by United States or foreign courts, and there is a risk that such licenses could be construed in a manner that imposes unanticipated conditions or restrictions on our ability to commercialize our products. In such event or in the event there is a significant change in the terms of open source licenses in general, we could be required to seek licenses from third parties in order to continue offering our products, to re-engineer our products or to discontinue sales of our products, or to release our software code under the terms of an open source license, any of which could materially adversely affect our business.

Given the nature of open source software, there is also a risk that third parties may assert copyright and other intellectual property infringement claims against us based on our use of certain open source software programs. The risks associated with intellectual property infringement claims are discussed immediately below.

If a third party asserts that we are infringing its intellectual property, whether successful or not, it could subject us to costly and time-consuming litigation or require us to obtain expensive licenses, and our business may be adversely affected.

The software and Internet industries are characterized by the existence of a large number of patents, trademarks and copyrights and by frequent litigation based on allegations of infringement or other violations of intellectual property rights. Third parties may assert patent and other intellectual property infringement claims against us in the form of lawsuits, letters or other forms of communication. These claims, whether or not successful, could:

•	divert management’s attention;

•	result in costly and time-consuming litigation;

•	require us to enter into royalty or licensing agreements, which may not be available on acceptable terms, or at all;

•	in the case of open source software-related claims, require us to release our software code under the terms of an open source license; or

•	require us to redesign our software and services to avoid infringement.

As a result, any third-party intellectual property claims against us could increase our expenses and adversely affect our business. In addition, many of our agreements with our channel partners require us to indemnify them for third-party intellectual property infringement claims, which would increase the cost to us resulting from an adverse ruling on any such claim. Even if we have not infringed any third parties’ intellectual property rights, we cannot be sure our legal defenses will be successful, and even if we are successful in defending against such claims, our legal defense could require significant financial resources and management time. Finally, if a third party successfully asserts a claim that our products infringe their proprietary rights, royalty or licensing agreements might not be available on terms we find acceptable, or at all.

We may need additional capital in the future, which may not be available to us on favorable terms, or at all, and may dilute your ownership of our common stock.

We have historically relied on outside financing and cash from operations to fund our operations, capital expenditures and expansion. We may require additional capital from equity or debt financing in the future to:

•	fund our operations;

•	respond to competitive pressures;

•	take advantage of strategic opportunities, including more rapid expansion of our business or the acquisition of complementary products, technologies or businesses; and

•	develop new products or enhancements to existing products.

We may not be able to secure timely additional financing on favorable terms, or at all. The terms of any additional financing may place limits on our financial and operating flexibility. If we raise additional funds through issuances of equity, convertible debt securities or other securities convertible into equity, our existing stockholders could suffer significant dilution in their percentage ownership of our company, and any new securities we issue could have rights, preferences and privileges senior to those of our common stock. If we are unable to obtain adequate financing or financing on terms satisfactory to us, if and when we require it, our ability to grow or support our business and to respond to business challenges could be significantly limited.

We may engage in future acquisitions that could disrupt our business, dilute stockholder value and harm our business, operating results or financial condition.

We have, from time to time, evaluated acquisition opportunities and may pursue acquisition opportunities in the future. We have not made any acquisitions to date and, therefore, our ability as an organization to make and integrate acquisitions is unproven. Moreover, acquisitions involve numerous risks, including:

•	an inability to locate a suitable acquisition candidate or technology or acquire a desirable candidate or technology on favorable terms;

•
difficulties in integrating personnel and operations from the acquired business or acquired technology with our existing technology and products and in retaining and motivating key personnel from the acquired business;

•	disruptions in our ongoing operations and the diversion of our management’s attention from their day-to-day responsibilities associated with operating our business;

•	increases in our expenses that adversely impact our business, operating results and financial condition;

•	potential write-offs of acquired assets and increased amortization expense related to identifiable assets acquired; and

•	potentially dilutive issuances of equity securities or the incurrence of debt.

If we do complete an acquisition, we may not ultimately strengthen our competitive position or achieve our goals, or such an acquisition may be viewed negatively by our customers, stockholders or the financial markets.

Risks Relating to Our Organization and Our Common Stock

As of the Merger, Options became a consolidated subsidiary of a company that is subject to the reporting requirements of federal securities laws, which can be expensive and may divert resources from other projects, thus impairing its ability to grow.

As a result of the Merger, we became a consolidated subsidiary of a public reporting company and, accordingly, subject to the information and reporting requirements of the Exchange Act and other federal securities laws, including compliance with the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”).  The costs of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC (including reporting of the Merger) and furnishing audited reports to stockholders will cause our expenses to be higher than they would have been if we remained privately held and did not consummate the Merger.

It may be time consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by the Sarbanes-Oxley Act. We may need to hire additional financial reporting, internal controls and other finance personnel in order to develop and implement appropriate internal controls and reporting procedures.  If we are unable to comply with the internal controls requirements of the Sarbanes-Oxley Act, then we may not be able to obtain the independent accountant certifications required by such act, which may preclude us from keeping our filings with the SEC current.

If we fail to establish and maintain an effective system of internal control, we may not be able to report our financial results accurately or to prevent fraud.  Any inability to report and file our financial results accurately and timely could harm our reputation and adversely impact the trading price of our common stock.

Effective internal control is necessary for us to provide reliable financial reports and prevent fraud. If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed.  As a result, our small size and any current internal control deficiencies may adversely affect our financial condition, results of operation and access to capital.  We have not performed an in-depth analysis to determine if historical un-discovered failures of internal controls exist, and may in the future discover areas of our internal control that need improvement.

Public company compliance may make it more difficult for us to attract and retain officers and directors.

The Sarbanes-Oxley Act and new rules subsequently implemented by the SEC have required changes in corporate governance practices of public companies.  As a public company, we expect these new rules and regulations to increase our compliance costs in 2008 and beyond and to make certain activities more time consuming and costly. As a public company, we also expect that these new rules and regulations may make it more difficult and expensive for us to obtain director and officer liability insurance in the future and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage.  As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers.

Because Options became public by means of a merger with the Company, we may not be able to attract the attention of major brokerage firms.

There may be risks associated with Options becoming public through merging with a public “shell” company.  Securities analysts of major brokerage firms may not provide coverage of us since there is no incentive to brokerage firms to recommend the purchase of our common stock.  No assurance can be given that brokerage firms will, in the future, want to conduct any secondary offerings on behalf of our post-Merger company.

Our stock price may be volatile.

The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

•	changes in our industry;

•	competitive pricing pressures;

•	our ability to obtain working capital financing;

•	additions or departures of key personnel;

•	limited “public float” in the hands of a small number of persons whose sales or lack of sales could result in positive or negative pricing pressure on the market price for our common stock;

•	sales of our common stock;

•	our ability to execute our business plan;

•	operating results that fall below expectations;

•	loss of any strategic relationship;

•	regulatory developments;

•	economic and other external factors; and

•	period-to-period fluctuations in our financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies.  These market fluctuations may also materially and adversely affect the market price of our common stock.

We do not expect to pay dividends on our common stock  in the future.  Any return on investment may be limited to the value of our common stock.

We do not anticipate paying cash dividends on our common stock in the foreseeable future.  The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting us at such time as our board of directors may consider relevant.  If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if our stock price appreciates.

There is currently no liquid trading market for our common stock and we cannot ensure that one will ever develop or be sustained.

To date there has been no liquid trading market for our common stock.  We cannot predict how liquid the market for our common stock might become.  As soon as is practicable, we anticipate applying for listing of our common stock on either the American Stock Exchange, The Nasdaq Capital Market or

other national securities exchange, assuming that we can satisfy the initial listing standards for such exchange.  We currently do not satisfy the initial listing standards, and cannot ensure that we will be able to satisfy such listing standards or that our common stock will be accepted for listing on any such exchange.  Should we fail to satisfy the initial listing standards of such exchanges, or our common stock is otherwise rejected for listing and remains quoted on the OTC Bulletin Board or is suspended from the OTC Bulletin Board, the trading price of our common stock could suffer and the trading market for our common stock may be less liquid and our common stock price may be subject to increased volatility.

Furthermore, for companies whose securities are quoted on the OTC Bulletin Board, it is more difficult (1) to obtain accurate quotations, (2) to obtain coverage for significant news events because major wire services generally do not publish press releases about such companies, and (3) to obtain needed capital.

Our common stock may be deemed a “penny stock,” which would make it more difficult for our investors to sell their shares.

Our common stock may be subject to the “penny stock” rules adopted under Section 15(g) of the Exchange Act.  The penny stock rules generally apply to companies whose common stock is not listed on The Nasdaq Stock Market or other national securities exchange and trades at less than $4.00 per share, other than companies that have had average revenue of at least $6,000,000 for the last three years or that have tangible net worth of at least $5,000,000 ($2,000,000 if the company has been operating for three or more years).  These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances.  Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited.  If we remain subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for our securities.  If our securities are subject to the penny stock rules, investors will find it more difficult to dispose of our securities.

Offers or availability for sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

If our stockholders sell substantial amounts of our common stock in the public market, including shares issued in the Private Placement upon the effectiveness of the registration statement required to be filed, or upon the expiration of any statutory holding period, under Rule 144, or issued upon the exercise of outstanding options or warrants, it could create a circumstance commonly referred to as an “overhang” and in anticipation of which the market price of our common stock could fall.  The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

We may apply the proceeds of the Private Placement to uses that ultimately do not improve our operating results or increase the price of our common stock.

    We used $3 million of the proceeds from the Private Placement to pay a portion of the cash consideration owed to CAN under the Merger Agreement and we intend to use the balance of the net proceeds from the Private Placement for costs and expenses incurred in connection with the Private Placement and organizational matters, as well as for general working capital purposes and repayment of outstanding indebtedness.  However, we do not have more specific plans for the net proceeds from the Private Placement and, except for the payment of the Merger consideration to CAN, our management has broad discretion in how we use these proceeds.  These proceeds could be applied in ways that do not ultimately improve our operating results or otherwise increase the value of our common stock.

Security Ownership of Certain Beneficial Owners and Management

The following tables set forth certain information as of June 23, 2008 regarding the beneficial ownership of our common stock, taking into account the consummation of the Merger, the closing of the Private Placement, consummation of the Split-Off and the Management Stock Grant, by (i) each person or entity who, to our knowledge, owns more than 5% of our common stock; (ii) each executive officer; (iii) each director; and (iv) all of our executive officers and directors as a group.  Unless otherwise indicated in the footnotes to the following table, each of the stockholders named in the table has sole voting and investment power with respect to the shares of our common stock beneficially owned. Except as otherwise indicated, the address of each of the stockholders listed below is: c/o Options Media Group Holdings, Inc., 240 Old Federal Highway, Suite 100, Hallandale, Florida 33009. Shares of our common stock subject to options, warrants, or other rights currently exercisable or exercisable within 60 days of June 23, 2008, are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the person holding such options, warrants or other rights, but are not deemed outstanding for computing the percentage of any other person.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Beneficially Owned (1)
5% Stockholders
Customer Acquisition Network Holdings, Inc. 200 Park Avenue South, Suite 908-909 New York, NY 10003	12,500,000	31.14%

Directors and Named Executive Officers
Scott Frohman	2,458,333(2)	6.13%
Hagai Shechter	--	--
Adam Wasserman	--	--
Hakan Koyuncu	--	--
All executive officers and directors as a group (4 persons)	2,458,333	6.13%

(1)	Based on 40,135,000 shares of our common stock issued and outstanding.

(2)	Includes 208,333 shares of common stock issuable upon the exercise of options.

Directors and Executive Officers

The following persons became our executive officers and directors on June 23, 2008, upon effectiveness of the Merger, and hold the positions set forth opposite their respective names.

Name	Age	Position
Scott Frohman	40	Chief Executive Officer, President and Chairman
Adam Wasserman	43	Interim Chief Financial Officer
Hagai Shechter	33	Senior Vice President
Hakan Koyuncu	33	Director

Our directors hold office until the earlier of their death, resignation or removal or until their successors have been qualified.  Our officers are elected annually by, and serve at the pleasure of, our board of directors.

Biographies

Scott Frohman (Chief Executive Officer, President and Chairman). Scott Frohman has served as our  Chief Executive Officer and President since June 23, 2008. Prior to joining us, Mr. Frohman was a successful entrepreneur who founded and served as Chief Executive Officer of National Lead Services, Inc., which became one of the first businesses to evolve in the email marketing industry.  From May 2003 through October 2003, Mr. Frohman was a consultant for Verid Identification, where he supervised a web-based identity verification process and implemented sales force and marketing procedures.  Mr. Frohman also co-founded and served as the Chief Executive Officer of Health Benefits Direct Corporation. He sat on the company’s Board of Directors from its inception in February 2004 through December 2006.

Adam Wasserman (Interim Chief Financial Officer).  Adam Wasserman has served as our Interim Chief Financial Officer since June 23, 2008 under the terms of a consulting agreement with his firm, CFO Oncall, Inc. Mr. Wasserman devotes approximately 20% of his time to us. Since November 1999, Mr. Wasserman has been the Chief Executive Officer of CFO Oncall, Inc., a Weston, Florida based provider of consultant accounting services specializing in financial reporting, budgeting and planning, mergers and acquisitions, audit preparation services, accounting, automated systems, banking relations and internal controls. Mr. Wasserman has also served as the Chief  Financial Officer of , Lotus Pharmaceuticals, Inc. since October 2006, Transax International Limited since May 2005, Gold Horse International, Inc. since July 2007 and China Wind Systems, Inc. since March 2008. From June 1991 to November 1999, Mr. Wasserman was a Senior Audit Manager at American Express Tax and Business Services, in Fort Lauderdale, Florida where his responsibilities included supervising, training and evaluating senior staff members, work paper review, auditing, maintaining positive client relations, preparation of tax returns and preparation of financial statements and the related footnotes. From September 1986 to May 1991, Mr. Wasserman was employed by Deloitte & Touche, LLP, where he assisted with audits of public (SEC reporting) and private companies, tax preparation and planning, management consulting, systems design, staff instruction and recruiting.

Hagai Shechter (Senior Vice President).  Hagai Shechter has served as our Senior Vice President since June 23, 2008. Mr. Shechter has been involved in the email marketing industry for 10 years and founded Options Newsletter, Inc. in 1999, which later became Options, and served as its President from inception through June 23, 2008. Mr. Shechter has developed leading edge systems and processes that are in high demand among some of the largest online marketers in the industry.  Prior to launching Options Newsletter, Inc., from 1992 to 1998, Mr. Shechter was a financial advisor at Barber & Bronson, an investment banking and brokerage firm.  With his financial expertise, in 1998, Mr. Shechter founded Shechter Asset Management, a hedge fund that specialized in options trading and risk assessment/mitigation for high net worth individuals.

Hakan Koyuncu (Director). Hakan Koyuncu has served as a director since June 23, 2008.  Mr. Koyuncu is the co-founder and Chief Executive Officer of Leadcreations.com, LLC, an Internet marketing and online lead generation company with a focus on technology and innovative strategy. Mr. Koyuncu founded LeadCreations.com, LLC in 2003, and today it is one of the leading Internet-based lead generation firms. LeadCreations developed its own proprietary technology platform that brings online publishers and advertisers together and tracks and reports campaign performance.  In 2005, Mr. Koyuncu started one of Turkey's first independent telecommunications companies, Unitel Telecom, which was acquired by another telecom company within two years.

There are no family relationships among any of our directors and executive officers.

Executive Compensation

Summary Compensation Table

The table below sets forth, for the last two fiscal years, the compensation earned by our Senior Vice President, who served as the President and principal executive officer of Options Acquisition Sub, Inc. (formerly Options Newsletter, Inc.) prior to the Merger (the “Named Executive Officer”). Except as provided below, none of our executive officers received annual compensation in excess of $100,000 during the last two fiscal years.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)	All Other Compensation ($)	Total ($)

Hagai Shechter Senior Vice President and former President(1)	2007	$480,486.50(2)	--	--	--	$480,486.50
	2006	$274,109.50(3)	--	--	--	$274,109.50

(1) Hagai Shechter served as our President and principal executive officer from 1999 through June 23, 2008, and became our Senior Vice President in connection with the merger.

(2) Includes $362,453 of S Corp. distributions.

(3) Includes $225,038 of S Corp. distributions.

Outstanding Equity Awards at Fiscal Year-End

There were no outstanding equity awards held by our Named Executive Officer as of December 31, 2007.

Employment Agreements

Effective as of June 23, 2008, we entered into an employment agreement with Scott Frohman, pursuant to which Mr. Frohman is employed as our Chief Executive Officer. The current term of the agreement expires on June 23, 2010 but will be automatically renewed for additional one-year periods until either we or Mr. Frohman gives the other party written notice of its intent not to renew at least 60 days prior to the end of the then current term. Mr. Frohman’s present base salary is $15,000 per month, which shall increase to $20,000 per month and $25,000 per month on December 23, 2008 and June 23, 2009, respectively. Mr. Frohman is also entitled is entitled to receive such bonus compensation as a majority of the board of directors may determine from time to time. At signing, Mr. Frohman was granted 2,250,000 shares of common stock, not subject to forfeiture, and a 10-year option to purchase 2,500,000 shares of common stock at an exercise price of $0.30 per share, vesting in 24 equal monthly installments. If Mr. Frohman’s employment is terminated without cause, if he resigns for good reason or should be become disabled, Mr. Frohman will be entitled to severance and the continuation of benefits for 18 months. If Mr. Frohman is terminated for cause, should this agreement not be renewed or should he resign without good reason, he is restricted from competing with us for 18 months following such termination.

In connection with the Merger, CAN assigned its obligations to us under that certain Employment Agreement,  made and entered into as of January 4, 2008, between Hagai Shechter and CAN, pursuant to which Mr. Shechter previously served as the President of Options. The initial term of the agreement is three years, and it provides for Mr. Shechter to receive an annual base salary of $250,000 during the term, which salary shall be subject to an annual review by the board of directors and may be increased at their discretion.  Mr. Shechter is also entitled to an annual cash bonus equal to 50% of his base salary should we achieve certain objectives for that year previously agreed to by us and Mr. Shechter. We expect that our board of directors will make grants of options and/or restricted stock to Mr. Shechter in connection with his employment, however no decision has been made yet regarding the form or magnitude of any such grants. However, under the employment agreement, Mr. Shechter was previously granted options to purchase 300,000 shares of common stock of CAN at an exercise price of $1.00 per share, which options vest in equal annual installments over three years.  If Mr. Shechter’s employment is terminated without cause or if he resigns for good reason, then we will be obligated to pay him, as severance, a lump sum payment equal to six months of Mr. Shechter’s then current annual base salary.  Under the agreement, for a period of two years after the date of the agreement, Mr. Shechter is prohibited from competing with us.

2008 Equity Incentive Plan

    On June 23, 2008, our Board of Directors and stockholders adopted the 2008 Stock Incentive Plan (the “2008 Plan”), pursuant to which 8,000,000 shares of our common stock are reserved for issuance as awards to employees, directors, consultants, and other service providers.  The purpose of the 2008 Plan is to provide an incentive to attract and retain directors, officers, consultants, advisors and employees whose services are considered valuable, to encourage a sense of proprietorship and to stimulate an active interest of such persons into our development and financial success. Under the 2008 Plan, we are authorized to issue incentive stock options intended to qualify under Section 422 of the Code, non-qualified stock options and restricted stock. The 2008 Plan will be administered by our Board of Directors until such time as such authority has been delegated to a committee of the Board of Directors. On the closing date of the Merger, we granted Scott Frohman 2,250,000 shares of restricted stock that were not subject to forfeiture and a 10 year option to purchase 2,500,000 shares of common stock at an exercise price of $0.30 per share that vests in 24 equal monthly installments

Director Compensation

We do not currently compensate our directors for acting as such, although we may do so in the future, including with cash or equity. We currently reimburse our directors for reasonable expenses incurred in connection with their service as directors. As of December 31, 2007, our directors did not receive any compensation from us.

Directors’ and Officers’ Liability Insurance

We currently have directors’ and officers’ liability insurance insuring our directors and officers against liability for acts or omissions in their capacities as directors or officers, subject to certain exclusions.  Such insurance also insures us against losses which we may incur in indemnifying our officers and directors.  In addition, we have entered into indemnification agreements with key officers and directors and such persons shall also have indemnification rights under applicable laws, and our certificate of incorporation and bylaws.

Code of Ethics

As of the date hereof, we have not adopted a written code of ethics that applies to our principal executive officer, principal financial officer or controller, or persons performing similar functions due to our relatively small size. We intend to adopt a written code of ethics in the near future.

Board Committees

We expect our board of directors, in the future, to appoint an audit committee, nominating committee and compensation committee, and to adopt charters relative to each such committee.  We intend to appoint such persons to committees of the board of directors as are expected to be required to meet the corporate governance requirements imposed by a national securities exchange, although we are not required to comply with such requirements until we elect to seek listing on a national securities exchange.

Certain Relationships and Related Transactions

    We lease approximately 2,500 square feet pursuant to a month-to-month lease from a company controlled by Hagai Shechter, our Senior Vice President, for $5,500 per month, through December 2008, which amount is subject to annual increases beginning in January 2009.  In 2008, no lease payments were made under this lease prior to May 2008.

    In January 2007, we obtained a line of credit with American Express for a maximum amount of $22,500. On March 13, 2007, the line of credit was increased from $22,500 to $30,000. The line of credit bears interest equal to prime (adjusted monthly) plus 2.99% and is considered revolving debt. The overall interest rate was 10.49% at March 31, 2008. The line of credit requires minimum monthly payments consisting of interest only, based on the average outstanding daily balance. The balance due on the line of credit as of March 31, 2008 was $0 and $30,000 unused and available, respectively. The line of credit is unsecured and is personally guaranteed by Hagai Shechter, our Senior Vice President and former President.

Director Independence

Hakan Koyuncu is an independent director, as provided in Nasdaq Marketplace Rule 4200(a)(15).

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-BalanceSheet Arrangement of a Registrant

On June 23, 2008 we incurred a material direct financial obligation to CAN.  Reference is made to the disclosure set forth under Item 3.02 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item  3.02  Unregistered Sales of Equity Securities

Sales by Holdings

On July 1, 2007, Holdings issued 10,000,000 (18,148,148 post-split) shares of its common stock to its founder, director, Chief Executive Officer and Chief Financial Officer, David Harapiak, for $50,000 in cash. These shares were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation S (Rule 903) under the Securities Act and corresponding provisions of state securities laws.

On July 31, 2007, Holdings completed a private placement of 6,750,000 (12,250,000 post-split) shares of its common stock to 33 investors, at a purchase price of $0.005 per share for an aggregate offering price of $33,750.  These shares were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation S (Rule 903) under the Securities Act and corresponding provisions of state securities laws.

    On June 23, 2008, we accepted subscriptions for a total of 13,135,000 units in the Private Placement, with each unit consisting of one share of our common stock and a three year detachable warrant to purchase 0.5 of one share of common stock at $0.50 per share, for a purchase price of $0.30 per unit. The Private Placement was made solely to “accredited investors,” as that term is defined in Regulation D under the Securities Act. The units and the common stock sold in the Private Placement were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering.

Debt Incurred by Holdings

On June 23, 2008, we issued a 10% senior secured promissory note (the “Note”) in the original principal amount of $1,000,000 to CAN that will mature on December 23, 2008 and shall accrue interest at the rate of 10% per annum.

The Note is subject to the terms and conditions set forth in that certain Security Agreement by and between us and CAN dated June 23, 2008 (the “Security Agreement”), pursuant to which we granted CAN a first priority security interest in all of our and Options’ personal property and assets.  The Note is senior in right of payment to all indebtedness incurred by us. Options is a guarantor of this indebtedness

We may prepay the Note, in whole or in part, provided that any prepayment will first be applied to expenses due under the Note, second to interest accrued under the Note and third to the payment of principal due under the Note.

Until August 30, 2008, we are generally prohibited from incurring future indebtedness.

The Note contains certain customary default provisions, including, without limitation, (i) any default in payment of principal on the Note, (ii) any default in payment of any interest or other amount (other than principal), (iii) any failure by us to comply with any other material provision (other than the payment of interest or principal) of the Note, and such failure continues for ten (10) business after notice from CAN, (iv) our bankruptcy, insolvency, admission in writing of our inability to pay our debts as they come due, assignment for the benefit of our creditors or application for the appointment of a trustee, liquidator or receiver for a substantial part of our business, (v) the transfer of all or substantially all of our assets, (vi) we breach a term or condition of the Security Agreement, (vii) any lien created by the Security Agreement at any time fails to constitute a valid first prior perfected lien on all of the collateral secured thereby, (viii) any default of indebtedness that gives the holder thereof the right to accelerate such indebtedness and (ix) any default by us pursuant to the Merger Agreement.

Description of Capital Stock

Authorized Capital Stock

We have authorized 110,000,000 shares of capital stock, par value $0.001 per share, of which 100,000,000 are shares of common stock and 10,000,000 are shares of preferred stock.

Capital Stock Issued and Outstanding

After giving effect to the Merger, the issuance of 13,135,000 Units in the Private Placement, the Split-Off, the Management Stock Grant, the Warrants issued in connection with the Private Placement, our issued and outstanding securities, on a fully diluted basis, are as follows:

•	40,135,000 shares of our common stock;

•	No shares of preferred stock;

•	Warrants to purchase 6,567,500 shares of our common stock at an exercise price of $0.50 per share, issued to a consultant and

•	Options to purchase 2,500,000 shares of common stock under the 2008 Plan with an exercise price of $0.30 per share.

Common Stock

The holders of our common stock are entitled to one vote per share. Our Articles of Incorporation does not provide for cumulative voting. The holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of legally available funds; however, the current policy of our board of directors is to retain earnings, if any, for operations and growth.  Upon liquidation, dissolution or winding-up, the holders of our common stock are entitled to share ratably in all assets that are legally available for distribution. The holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of our board of directors and issued in the future.

Preferred Stock

Our board of directors is authorized, subject to any limitations prescribed by law, without further vote or action by our stockholders, to issue from time to time shares of preferred stock in one or more series.  Each series of preferred stock will have such number of shares, designations, preferences, voting powers, qualifications and special or relative rights or privileges as shall be determined by our board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

Warrants

In connection with the Private Placement, we issued three year detachable warrants to purchase an aggregate of 6,567,500 shares of our common stock to the investors.  Each warrant entitles the holder to purchase 0.5 of one share of our common stock at an exercise price of $0.50 per share (subject to adjustment) and will expire three years from the initial closing date of the Private Placement.  Prior to exercise, the Warrants do not confer upon holders any voting or any other rights as a stockholder. The Warrants contain provisions that protect the holders against dilution by adjustment of the purchase price in certain events such as stock dividends, stock splits and other similar events.

Registration Rights

In connection with the Private Placement, we have  agreed to file a registration statement with the Securities and Exchange Commission within 90 days following the closing of the Private Placement covering the resale of the (i) shares of common stock issued as part of the Units and (ii) the shares of common stock and underlying the warrants issued as part of the Units and to cause such registration statement to be declared effective by the Securities and Exchange Commission on or before the 180th day following the closing of the Private Placement.

 If (i) the registration statement is not filed on or before the 90th day following the closing of the Private Placement or (ii) the registration statement is not declared effective by the Securities and Exchange Commission on or before the 180th day following the closing of the Private Placement, then we are subject to liquidated damage payments to the holders of the Units sold in the Private Placement in an amount equal to 1% of the aggregate purchase price paid by such purchasers per month of delinquency. Notwithstanding the foregoing, in no event shall liquidated damages be paid exceed 6% of the aggregate gross proceeds of the Private Placement. In addition, we shall not be obligated to pay liquidated damages with respect to any securities that we may be unable to register pursuant to the authority of the Securities and Exchange Commission with respect to Rule 415 of the Securities Act.

Dividend Policy

We have not previously paid any cash dividends on our common stock and do not anticipate or contemplate paying dividends on our common stock in the foreseeable future.  We currently intend to use all available funds to develop our business.  We can give no assurances that we will ever have excess funds available to pay dividends.

Indemnification of Directors and Officers

Sections 78.7502 and 78.751 of the Nevada Revised Statutes provide us with the power to indemnify any of our directors and officers. The director or officer must have conducted himself/herself in good faith and reasonably believe that his/her conduct was in, or not opposed to, our best interests. In a criminal action, the director or officer must not have had reasonable cause to believe his/her conduct was unlawful.

 Under Section 78.751 of the Nevada Revised Statutes, advances for expenses may be made by agreement if the director or officer affirms in writing that he/she believes he/she has met the standards and will personally repay the expenses if it is determined the officer or director did not meet the standards.

 Our bylaws include an indemnification provision under which we have the power to indemnify, to the fullest extent permitted under Nevada law, our current and former directors and officers, or any person who serves or served at our request for our benefit as a director or officer of another corporation or our representative in a partnership, joint venture, trust or other enterprise, against all expenses, liability and loss reasonably incurred by reason of being or having been a director, officer or representative of ours or any of our subsidiaries. We may make advances for expenses upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he/she is not entitled to be indemnified by us.

 We are also permitted to apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions.

 Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers and persons controlling us, we have been advised that it is the Securities and Exchange Commission’s opinion that such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable.

Anti-Takeover Effect of Nevada Law and Certain By-Law Provisions

Our bylaws contain provisions that could have the effect of discouraging potential acquisition proposals or tender offers or delaying or preventing a change of control of our company. These provisions are as follows:

•	they provide that special meetings of stockholders may be called only by our chairman, our president or by a resolution adopted by a majority of our board of directors; and

•
they do not include a provision for cumulative voting in the election of directors. Under cumulative voting, a minority stockholder holding a sufficient number of shares may be able to ensure the election of one or more directors. The absence of cumulative voting may have the effect of limiting the ability of minority stockholders to effect changes in our board of directors.

 In the future we may also become subject to Nevada’s control share law. A corporation is subject to Nevada’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and if the corporation does business in Nevada or through an affiliated corporation.

 The law focuses on the acquisition of a “controlling interest” which means the ownership of outstanding voting shares is sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (1) one-fifth or more but less than one-third, (2) one-third or more but less than a majority or (3) a majority or more. The ability to exercise voting power may be direct or indirect, as well as individual or in association with others.

 The effect of the control share law is that the acquiring person, and those acting in association with that person, obtain only voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to take away voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

 If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for the stockholder’s shares.

 Nevada’s control share law may have the effect of discouraging corporate takeovers.

 In addition to the control share law, Nevada has a business combination law, which prohibits some business combinations between Nevada corporations and “interested stockholders” for three years after the “interested stockholder” first becomes an “interested stockholder” unless the corporation’s board of directors approves the combination in advance. For purposes of Nevada law, an “interested stockholder” is any person who is (1) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (2) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

 The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of our company from doing so if it cannot obtain the approval of our board of directors.

 Trading Information

Our common stock is currently approved for quotation on the OTC Bulletin Board maintained by the Financial Industry Regulatory Authority, Inc. under the symbol HVYM.OB, but is not trading.  We have notified the OTC Bulletin Board of our name change and will obtain a new symbol.  As soon as practicable, and assuming we satisfy all necessary initial listing requirements, we intend to apply to have our common stock listed for trading on the American Stock Exchange or The Nasdaq Stock Market, although we cannot be certain that any of these applications will be approved.

Transfer Agent

The transfer agent for our common stock is Island Stock Transfer, 100 Second Avenue, Suite 104N, St. Petersburg, Florida, 33701.  We will serve as warrant agent for the outstanding warrants.

Item  4.01 Changes in Registrant’s Certifying Accountant.

On June 23, 2008, we dismissed Manning Elliott, LLP (“Manning Elliott”) as our independent accountants.  Manning Elliott had previously been engaged as the principal accountant to audit our financial statements.  The reason for the dismissal of Manning Elliott is that, following the consummation of the Merger on June 23, 2008, (i) the former stockholder of Options owned a significant amount of the outstanding shares of our common stock and (ii) our primary business became the business previously conducted by Options.    The independent registerd public accounting firm of Options was the firm of Salberg & Company, P.A. (“Salberg”).  We believe that it is in our best interest to have Salberg continue to work with our business, and we therefore retained Salberg as our new principal independent registered public accounting firm, effective as of June 24, 2008.  Salberg is located at 2295 Northwest Corporate Boulevard, Suite 240, Boca Raton, Florida 33431.  The decision to change accountants was approved by our board of directors on June 23, 2008.

The report of Manning Elliott on our financial statements for the period from June 27, 2007 (inception) through July 31, 2007 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles, except that the report was qualified as to our ability to continue as a going concern.

From our inception through June 23, 2008, there were no disagreements with Manning Elliott on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Manning Elliott, would have caused it to make reference to the matter in connection with its reports.

From our inception through June 23, 2008, we did not consult Salberg regarding either: (i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on our financial statements; or (ii) any matter that was the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K.

We have made the contents of this Current Report on Form 8-K available to Manning Elliott and requested that Manning Elliott furnish us a letter addressed to the SEC as to whether Manning Elliott agrees or disagrees with, or wishes to clarify our expression of, our views, or containing any additional information.  A copy of Manning Elliott’s letter to the SEC is included as Exhibit 16.1 to this Current Report on Form 8-K.

Item  5.01 Changes in Control of Registrant.

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item  5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Holdings’ sole officer and director immediately prior to the Merger resigned from all positions with the Company as of June 23, 2008, effective upon the closing of the Merger.  Pursuant to the terms of the Merger Agreement, our new directors and officers are as set forth therein.  Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item  5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 18, 2008, our board of directors approved the amendment and restatement of our Articles of Incorporation in order to, among other things, change our name from “Heavy Metal, Inc.” to “Options Media Group Holdings, Inc.” and effect a 1-for 1.81481481481 forward stock split.  On June 18, 2008 stockholders representing the requisite number of votes necessary to approve the adoption of our Amended and Restated Articles of Incorporation took action via written consent, approving such actions. In accordance with Sections 78.385 and 78.390 of the Nevada Revised Statutes, on June 19, 2008 we filed a Certificate of Amendment with the Nevada Secretary of State to effect the amendments to our Articles of Incorporation.

On June 23, 2008, our board of directors changed our fiscal year to a fiscal year ending on December 31 from a fiscal year ending on July 31.  Our 2008 fiscal year will end on December 31, 2008.

Item  5.06 Change in Shell Company Status.

Following the consummation of the Merger described in Item 2.01 of this Current Report on Form 8-K, we believe that we are not a shell corporation as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

Item  9.01 Financial Statements and Exhibits.

(a)           Financial Statements of Businesses Acquired.  In accordance with Item 9.01(a), Options’ audited financial statements for the fiscal year ended December 31, 2007 and December 31, 2006, and (ii) Options’ unaudited financial statements for the three-month interim period ended March 31, 2008 are filed in this Current Report on Form 8-K as Exhibit 99.1 and Exhibit 99.2, respectively.

(b)           Pro Forma Financial Information.  In accordance with Item 9.01(b), our pro forma financial statements are filed in this Current Report on Form 8-K as Exhibit 99.3.

(d)           Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
2.1
Agreement of Merger and Plan of Reorganization, dated as of June 23, 2008, by and among Options Media Group Holdings, Inc., Options Acquisition Sub, Inc., Customer Acquisition Network Holdings, Inc. and Options Acquisition Corp.

2.2	Certificate of Merger, merging Options Acquisition Corp. with and into Options Acquisition Sub, Inc., filed with the Secretary of State of the State of Delaware on June 23, 2008
3.1	Amended and Restated Articles of Incorporation
3.2	Certificate of Amendment
3.3	Certificate of Change
10.1	Stock Purchase Agreement, dated as of June 23, 2008 among Options Media Group Holdings, Inc. and David Harapiak
10.2	Agreement of Conveyance, Transfer and Assignment of Assets and Assumptions of Obligations, dated as of June 23, 2008, between Options Media Group Holdings, Inc. and Heavy Metal Holdings, Inc.
10.3	Form of Subscription Agreement
10.4	Form of Warrant
10.5	Form of Directors and Officers Indemnification Agreement
10.6	Employment Agreement, made and entered into as of January 4, 2008, by and between Customer Acquisition Network Holdings, Inc. and Hagai Shechter
10.7	Employment Agreement, dated as of June 23, 2008, by and between Options Media Group Holdings, Inc. and Scott Frohman
10.8	Options Media Group Holdings, Inc. 2008 Equity Incentive Plan
10.9	Form of 2008 Incentive Stock Option Agreement
10.10	Form of 2008 Non-Qualified Stock Option Agreement
10.11	Secured Promissory Note, dated as of June 23, 2008, by and between Options Media Group Holdings, Inc. and Customer Acquisition Network Holdings, Inc.
10.12	Security Agreement, dated as of June 23, 2008 by and among Options Media Group Holdings, Inc., Options Acquisition Sub, Inc. and Customer Acquisition Network Holdings, Inc.
10.13	Guaranty, dated as of June 23, 2008 by Options Acquisition Sub, Inc. in favor of Customer Acquisition Network Holdings, Inc.
16.1	Letter from Manning Elliott LLP, dated June 19, 2008
99.1	Options Newsletter, Inc. financial statements for the fiscal years ended December 31, 2007 and 2006
99.2	Options Acquisition Sub, Inc. unaudited financial statements for the three months ended March 31, 2008
99.3	Pro forma unaudited consolidated financial statements as of March 31, 2008 and for the three months ended March 31, 2008 and the year ended December 31, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 25, 2008
OPTIONS MEDIA GROUP HOLDINGS, INC.

/s/Scott Frohman
By: Scott Frohman
President

INDEX TO EXHIBITS

Exhibit No.	Description
2.1
Agreement of Merger and Plan of Reorganization, dated as of June 23, 2008, by and among Options Media Group Holdings, Inc., Options Acquisition Sub, Inc., Customer Acquisition Network Holdings, Inc. and Options Acquisition Corp.

2.2	Certificate of Merger, merging Options Acquisition Corp. with and into Options Acquisition Sub, Inc., filed with the Secretary of State of the State of Delaware on June 23, 2008
3.1	Amended and Restated Articles of Incorporation
3.2	Certificate of Amendment
3.3	Certificate of Change
10.1	Stock Purchase Agreement, dated as of June 23, 2008 among Options Media Group Holdings, Inc. and David Harapiak
10.2	Agreement of Conveyance, Transfer and Assignment of Assets and Assumptions of Obligations, dated as of June 23, 2008, between Options Media Group Holdings, Inc. and Heavy Metal Holdings, Inc.
10.3	Form of Subscription Agreement
10.4	Form of Warrant
10.5	Form of Directors and Officers Indemnification Agreement
10.6	Employment Agreement, made and entered into as of January 4, 2008, by and between Customer Acquisition Network Holdings, Inc. and Hagai Shechter
10.7	Employment Agreement, dated as of June 23, 2008, by and between Options Media Group Holdings, Inc. and Scott Frohman
10.8	Options Media Group Holdings, Inc. 2008 Equity Incentive Plan
10.9	Form of 2008 Incentive Stock Option Agreement
10.10	Form of 2008 Non-Qualified Stock Option Agreement
10.11	Secured Promissory Note, dated as of June 23, 2008, by and between Options Media Group Holdings, Inc. and Customer Acquisition Network Holdings, Inc.
10.12	Security Agreement, dated as of June 23, 2008 by and among Options Media Group Holdings, Inc., Options Acquisition Sub, Inc. and Customer Acquisition Network Holdings, Inc.
10.13	Guaranty, dated as of June 23, 2008 by Options Acquisition Sub, Inc. in favor of Customer Acquisition Network Holdings, Inc.
16.1	Letter from Manning Elliott LLP, dated June 19, 2008
99.1	Options Newsletter, Inc. financial statements for the fiscal years ended December 31, 2007 and 2006
99.2	Options Acquisition Sub, Inc. unaudited financial statements for the three months ended March 31, 2008
99.3	Pro forma unaudited consolidated financial statements as of March 31, 2008 and for the three months ended March 31, 2008 and the year ended December 31, 2007